UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BlueLinx Holdings Inc.
(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlueLinx Holdings Inc.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
April 9, 2026
Dear Stockholder:
I am pleased to invite you to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. (“BlueLinx”). The meeting will be held at BlueLinx’s corporate headquarters, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, on Thursday, May 14, 2026, at 11:00 a.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to promptly complete, date, sign, and mail the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.
On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.

Very truly yours, Shyam K. Reddy President and Chief Executive Officer

BlueLinx Holdings Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. will be held at BlueLinx’s corporate headquarters, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, on Thursday, May 14, 2026, at 11:00 a.m. Eastern Time, for the following purposes:
1.to elect nine directors to hold office until the 2027 annual meeting of stockholders, or until their successors are duly elected and qualified;
2.to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending January 2, 2027;
3.to hold an advisory, non-binding vote to approve the executive compensation described in this proxy statement;
4.to approve an amendment to the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the "2021 Plan") to increase the number of shares of common stock reserved for issuance under the 2021 Plan; and

5.to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on Friday, March 20, 2026, will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.
The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2, 3, and 4.
Your vote is important. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid reply envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

By Order of the Board of Directors,

April 9, 2026 Marietta, Georgia	Christin C. Lumpkin General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2026

BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:

•Notice of 2026 Annual Meeting of Stockholders to be held on Thursday, May 14, 2026;

•Proxy Statement for 2026 Annual Meeting of Stockholders to be held on Thursday, May 14, 2026; and

•Annual Report on Form 10-K for the fiscal year ended January 3, 2026.

These proxy materials are available free of charge and will remain available through the conclusion of the 2026 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable, and the site does not have “cookies” or other tracking devices that identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The Company operates on a 5-4-4 fiscal calendar. Its fiscal year ends on the Saturday closest to December 31 of each year and may comprise 53 weeks in certain years. The Company’s 2026 fiscal year will contain 52 weeks and will end on January 2, 2027 (“fiscal 2026”). Fiscal 2025 contained 53 weeks and ended on January 3, 2026 (“fiscal 2025”). Fiscal 2024 contained 52 weeks and ended on December 28, 2024 (“fiscal 2024”). Fiscal 2023 contained 52 weeks and ended on December 30, 2023 (“fiscal 2023”). Fiscal 2022 contained 52 weeks and ended on December 31, 2022 (“fiscal 2022”).
Copies of this proxy statement, the accompanying proxy card, and the annual report will first be mailed to stockholders on or about April 9, 2026. The proxy statement and annual report are also available on the Investor Relations page of our website at www.BlueLinxCo.com, and at www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be held at BlueLinx’s corporate headquarters, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, on Thursday, May 14, 2026, at 11:00 a.m. Eastern Time. For directions to the meeting, please contact our Investor Relations department at (866) 671-5138. Holders of our common stock as of the close of business on Friday, March 20, 2026, will be entitled to attend and vote at the meeting.
i

BLUELINX HOLDINGS INC.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
770-953-7000
GENERAL INFORMATION
Why did I receive this proxy statement?
This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the Annual Meeting of our stockholders to be held on May 14, 2026, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at BlueLinx’s corporate headquarters, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, on Thursday, May 14, 2026, at 11:00 a.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or provided to our stockholders on or about April 9, 2026. Our Form 10-K for the fiscal year ended January 3, 2026, including the financial statements and a list of exhibits, accompanies this proxy statement, as part of our 2025 Annual Report.
We encourage you to vote your shares prior to the Annual Meeting.
Who is soliciting my vote?
Our Board is soliciting your vote at the 2026 Annual Meeting of Stockholders of BlueLinx Holdings Inc.
Who is entitled to vote?
Only our stockholders of record at the close of business on Friday, March 20, 2026, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting and vote the shares of our common stock held by each stockholder on that date at the meeting, or any adjournment or postponement thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder who attends the meeting may be asked to present valid government-issued picture identification, such as a driver’s license or passport.
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), to attend the meeting you will need to present an original or copy of an official and authentic brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
Four items:
•the election of nine directors to our Board;
•the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026;
•a non-binding, advisory vote to approve the executive compensation described in this proxy statement; and
•an amendment to the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the "2021 Plan") to increase the number of shares of common stock reserved for issuance under the 2021 Plan.
Will there be any other items of business on the agenda?
We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting.
How many votes must be present to conduct business at the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum permitting business to be conducted at the annual meeting. As of the Record Date, we had 7,867,196 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
How do I vote?
You may vote by timely and properly completing and signing the accompanying proxy card and returning it to us. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and complete and return that proxy in accordance with the instructions therein.

Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation, or a duly executed proxy bearing a later date, with our Corporate Secretary, at our principal executive offices: BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our Board of Directors?
Our Board recommends a vote FOR the election of each of the nine nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026, FOR the approval of the executive compensation of the named executive officers described in this proxy statement, and FOR the amendment to the 2021 Plan.
What vote is required to approve each item?
Election of Directors. To be elected in an uncontested election, such as this one, a director nominee must receive a majority of the votes cast with respect to that director at the meeting. Any nominee who is serving as a director (an incumbent) and does not receive a majority of the votes cast with respect to that director, must submit an irrevocable offer of resignation for consideration by the Board. See “Majority Voting” below. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the result of the vote for the election of directors.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
Approval on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation
Discussion and Analysis section, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non- votes will have no effect on this proposal.
Approval of Amendment to the 2021 Plan. Approval of the amendment to the 2021 Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

What if I don’t vote for some or all of the matters listed on my proxy card?
If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:
•FOR the election of each of the director nominees to the Board listed on the proxy card;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026;
•FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this proxy statement; and
•FOR the approval of the amendment to the 2021 Plan.
How will proxies be solicited?
Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the Investor Relations page of our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board is currently authorized to have, and currently consists of, nine members, each with terms expiring at the Annual Meeting. Mr. Dominic DiNapoli retired from the Board when his term expired at the 2025 Annual Meeting, and the Company retained the services of an executive search firm to assist the Nominating and Governance Committee in identifying potential candidates for nomination to the Board to fill the vacancy. Ms. Christina M. Corley was identified as a potential director nominee through the process, and upon the recommendation of the Nominating and Governance Committee, the Board appointed Ms. Corley to serve as a director effective September 22, 2025, with her term expiring at the 2026 Annual Meeting.

Our Board, based on the recommendation of our Nominating and Governance Committee and pursuant to our bylaws, has nominated Christina M. Corley, Anuj Dhanda, Kim S. Fennebresque, Keith A. Haas, Mitchell B. Lewis, Shyam K. Reddy, J. David Smith, Carol B. Yancey, and Marietta Edmunds Zakas, each a current member of our Board, for re-election at the Annual Meeting.
Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and the election of his or her successor. The Board believes each nominee for director will be able to stand for election. In addition, each of the persons nominated for election has agreed to serve if elected. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.
Our Board unanimously recommends a vote FOR each of the following director nominees:

Christina M. Corley	Keith A. Haas	J. David Smith

Anuj Dhanda	Mitchell B. Lewis	Carol B. Yancey

Kim S. Fennebresque	Shyam K. Reddy	Marietta Edmunds Zakas

To be elected in an uncontested election, such as this one, a director nominee must receive a majority of the votes cast with respect to that director at the meeting. Any nominee who is serving as a director (an incumbent) and does not receive a majority of the votes cast with respect to that director at the meeting, must submit an irrevocable offer of resignation for consideration by the Board. See “Majority Voting” below. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the result of the vote for the election of directors.

Information about Nominees
Information about each of the nine nominees for director, including the experience that led the Board to conclude that the nominee should serve as a director of the Company, is set forth below. All the director nominees are currently serving on the Board.

Name	Position

Christina M. Corley	Director (since 2025)
Anuj Dhanda	Director (since 2023)
Kim S. Fennebresque	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since 2016)
Keith A. Haas	Director (since 2022)
Mitchell B. Lewis	Former President and Chief Executive Officer (2014-June 2021) and Director (since 2014)
Shyam K. Reddy	President and Chief Executive Officer and Director (since 2023)
J. David Smith	Director (since 2017)
Carol B. Yancey	Director (since 2021)
Marietta Edmunds Zakas	Director (since 2022)
Christina M. Corley, 58, has served as a member of our Board since September 2025. Ms. Corley currently serves as Executive Advisor for CDW Corporation (NASDAQ: CDW), a Fortune 200 global provider of technology solutions, and has served in that role since January 2026. Ms. Corley joined CDW in 2011 and has served in a variety of leadership roles, including President of International and Vice Chair, Chief Commercial and Operating Officer, Senior Vice President, Commercial and International Markets, and Senior Vice President of Corporate Sales. Before joining CDW, she was a principal and the Chief Executive Officer of Corporate PC Source, which was acquired by Zones, Inc., where she spent eight years, most recently serving as President and Chief Operating Officer. Ms. Corley began her career in sales and marketing, holding various positions at IBM, Dataflex, a value-added reseller, and VisionTek, a PC hardware company. Ms. Corley holds a Bachelor’s Degree in Finance from the University of Illinois, and a Master’s Degree in Management and Strategy from Northwestern University Kellogg School of Management.
Ms. Corley’s extensive commercial, technology, digital and innovation experience qualifies her to serve on, and be a valuable, member of, our Board.

Anuj Dhanda, 63, has served as a member of our Board since May 2023. He currently serves as Executive Vice President and the Chief Technology and Transformation Officer of Albertsons Companies, Inc. (NYSE: ACI), one of the largest food and drug retailers in the United States. Prior to joining Albertsons Companies in 2015, Mr. Dhanda served as Senior Vice President of Digital Commerce and Chief Information Officer for Giant Eagle, Inc. from August 2013 to December 2015. From March 2008 to August 2013, Mr. Dhanda served as Chief Information Officer of PNC Financial Services (NYSE: PNC), a bank holding company and financial services corporation. Mr. Dhanda currently serves on the board of directors of Penn Entertainment, Inc. (NASDAQ: PENN). Mr. Dhanda earned a Bachelor of Commerce degree from Delhi University as well as a Master of Business Administration and Ph.D. in Management (Finance) degrees from Rutgers University.

Mr. Dhanda’s extensive background in digital transformation, cybersecurity, merger integration and system modernization and 10 plus years of experience as a public company chief information officer and executive qualifies him to serve on, and be a valuable member of, our Board.
Kim S. Fennebresque, 76, has served as a member of our Board since May 2013 and became Chairman in May 2016. Mr. Fennebresque served as a senior advisor to Cowen Group Inc., a financial services company, until December 2020. He also served as Chairman and Chief Executive Officer of Cowen Group Inc. and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the board of directors of Ally Financial Inc. (NYSE: ALLY), is Chairman of the board of directors of Albertsons Companies, Inc. (NYSE: ACI), and is Chairman of the Supervisory Board of BAWAG Group, AG (VIE: BG). Mr. Fennebresque served on the board of directors of Ribbon Communications from October 2017 to March 2020, and as Chairman of Dahlman Rose Co., LLC, a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman Rose Co., LLC from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS (NYSE: UBS) and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now UBS). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s extensive business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, our Board.
Keith A. Haas, 60, has served as a member of our Board since August 2022. Mr. Haas currently serves as Senior Vice President, Precast Group at Commercial Metals Company (CMC). Previously, Mr. Haas served as Chief Executive Officer of Foley Products Company LLC, a manufacturer of concrete products for water and electric infrastructure applications. He also served as a director at Northwest Hardwoods, Inc., where he has served since 2021 and has over 25 years of operational leadership experience in the building products industry. From 2021 to 2022, he served as Group Executive, Commercial at CRH plc where he had increasing executive leadership responsibilities in a diverse range of building products manufacturing and distribution. From 2019 to 2020, Mr. Haas served as President of CRH’s global Building Products Division, and from 2016 to 2018, as President of its Americas Products & Distribution Division. Mr. Haas also served as the Chief Executive Officer of CRH operating subsidiaries Oldcastle Architectural from 2008 to 2010 and Oldcastle Building Products from 2011 to 2015. Prior to joining CRH in 1995, he began his career as a project engineer at Amoco Chemical Company. Mr. Haas earned a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Georgia State University.
Mr. Haas’s business experience, including operational and executive leadership experience, and industry knowledge qualify him to serve on, and be a valuable member of, our Board.
Mitchell B. Lewis, 64, has served as a Director of the Company since January 2014. From 2014 until his retirement in June 2021, he served as our President and Chief Executive Officer, and from June 2021 through December 2021, he was a senior advisor to the Company’s successor President and Chief Executive Officer. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive

Officer of Euramax International, Inc. (the predecessor of OmniMax International, LLC), a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served Euramax International, Inc. in the roles of Chief Operating Officer, Executive Vice President, and Group Vice President as well as President of its largest subsidiary. Prior to being appointed Group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis served as a director from July 2019 through August 2025, and the Audit Chair from January 2024 through August 2025, of GMS Inc. (NYSE: GMS) until it was acquired by The Home Depot. He currently serves as Executive Chairman of the board of directors of Meteor Education, a portfolio company of Bain Capital. Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University, and a Juris Doctor degree from the University of Michigan.
Mr. Lewis’ position as our former Chief Executive Officer, financial expertise, management advisory expertise, and industry experience qualify him to serve on, and be a valuable member of, our Board.
Shyam K. Reddy, 51, became President and Chief Executive Officer and was appointed to the Board effective March 2023. Prior to becoming President and Chief Executive Officer and a Director, he served as Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary from March 2022 to March 2023. Previously, Mr. Reddy served as Senior Vice President, Chief Administrative Officer, and Corporate Secretary of the Company from May 2019 to March 2022 and Senior Vice President and Chief Transformation Officer from April 2018 to May 2019. Mr. Reddy served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of the Company from May 2017 to April 2018, and as Senior Vice President, General Counsel and Corporate Secretary of the Company from June 2015 until May 2017. Prior to joining BlueLinx, he served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Euramax International, Inc. (the predecessor of OmniMax International, LLC), from March 2013 to March 2015. Before joining Euramax International, Inc., Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Mr. Reddy practiced corporate law in the Atlanta office of Kilpatrick, Townsend & Stockton LLP from August 2000 to March 2010, when he left as a partner. Mr. Reddy received a Bachelor of Arts degree in Political Science, a Master of Public Health degree from Emory University, and a Juris Doctor degree from the University of Georgia.
Mr. Reddy’s positions as our President and Chief Executive Officer and his previous business and industry experience qualify him to serve on, and be a valuable member of, our Board.
J. David Smith, 77, has served as a member of our Board since May 2017. Mr. Smith served as Chief Executive Officer and President of Euramax International, Inc. (the predecessor of OmniMax International, LLC), beginning in 1996, and served as the Chairman of its board of directors beginning in 2002, until his retirement in 2008. Before joining Euramax, Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1988 to 1996. He began his career serving in numerous senior management roles at Howmet Building Products, Inc. He also served as a member of the board of directors of GMS Inc. (NYSE: GMS) since 2014 until it was acquired by The Home Depot. Mr. Smith served as a member of the boards of directors of Commercial Metals Company from 2004 until January 2023, and Henry Company from 2017 until 2022. Mr. Smith also served as Chairman of the board of directors of Select Interior Concepts, Inc. from February 2019 until March 2020. Mr. Smith also served as Chairman of the board of directors of both Siamons International, Inc. until 2018, and Nortek, Inc. until 2016, where he also served as interim Chief Executive Officer in 2011. He also previously served as a director of Diversitech, Inc., Houghton International Inc., and Air Distribution Technologies, Inc. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a Bachelor of Arts degree in Political Science from Gettysburg College.
Mr. Smith’s financial expertise, management advisory expertise, and experience as an officer of public companies qualify him to serve on, and be a valuable member of, our Board.
Carol B. Yancey, 62, has served as a member of our Board since February 2021. Ms. Yancey served as Executive Vice President and Chief Financial Officer of Genuine Parts Company (NYSE: GPC), a Fortune 200 global distributor of automotive and industrial parts, from March 2013 until her retirement in May 2022. She also held the title of Corporate Secretary from 1995 to 2015. From 1991 to 2013, Ms. Yancey served in various leadership and management positions at Genuine Parts, including Senior Vice President of Finance, Vice President, Assistant Corporate Secretary, Director of Shareholder Relations, and Director of Investor Relations. Prior to joining Genuine Parts, she spent six years in public accounting. She is currently a director of Oxford Industries, Inc. (NYSE: OXM). She earned a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.

Ms. Yancey’s financial expertise, which includes experience as a former chief financial officer of a public company, experience as a CPA, and experience in the oversight of financial reporting and internal controls, and her experience in the distribution industry, qualify her to serve on, and be a valuable member of, our Board.
Marietta Edmunds Zakas, 67, has served as a member of our Board since August 2022. Ms. Zakas currently serves as Senior Advisor to Mueller Water Products (NYSE: MWA), a leading manufacturer of products and solutions used in the transmission, distribution, and measurement of water in North America. Previously, Ms. Zakas served as Chief Executive Officer of Mueller Water Products, and was a member of their board of directors from 2023 through February 9, 2026. Prior to that, Ms. Zakas served as Executive Vice President and Chief Financial Officer from 2018 to 2023. Prior to that, Ms. Zakas directed Mueller Water Products’ strategic planning, corporate development, investor relations and corporate communications activities since joining Mueller Water Products in 2006. Prior to that, Ms. Zakas spent five years with Russell Corporation, a leading athletic apparel, footwear, and equipment company, where she held a variety of positions culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer. From 1993 to 2000, Ms. Zakas served as Corporate Vice President, Director of Investor Relations and Corporate Secretary for Equifax, Inc. (NYSE: EFX), a global analytics and technology company. Ms. Zakas began her career as an investment banker at Morgan Stanley. Ms. Zakas served from March 2011 to March 2022 as a non-executive Director at Atlantic Capital Bank and Atlantic Capital Bancshares, including serving as the Audit Committee Chair. Ms. Zakas earned a Bachelor of Arts degree with honors from Randolph Macon Woman’s College (now known as Randolph College), a Master of Business Administration degree from the University of Virginia Darden School of Business, and a Juris Doctor from the University of Virginia School of Law.

Ms. Zakas’ financial expertise, experience in the oversight of financial reporting and internal controls, experience as a chief executive officer and as a chief financial officer of a public company, and executive leadership experience qualify her to serve on, and be a valuable member of, our Board.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for fiscal 2026. EY has served as our independent registered public accounting firm since June 2021 and has audited our consolidated financial statements since fiscal 2022. Previously, EY served as the Company’s independent auditor from the Company’s inception on March 8, 2004, through its fiscal year ended January 3, 2015.
While stockholder ratification of the selection of EY as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders. EY has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries.
We expect that representatives of EY will be present at the Annual Meeting to respond to appropriate questions from our stockholders.
Our Board recommends a vote FOR the ratification of EY as our independent registered public accounting firm for fiscal 2026.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of EY as our independent registered public accounting firm for fiscal 2026. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain EY as our independent registered public accounting firm for fiscal 2026.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the fees, including out-of-pocket expenses, billed by EY for professional services for fiscal 2025 and fiscal 2024:

	2025	2024

Audit Fees(1)	$1,850,000	$1,792,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	50,000
Total	$1,850,000	$1,842,500
_____________________
(1)For fiscal 2025 and fiscal 2024, audit fees paid to EY consisted of fees and expenses related to audits of our consolidated financial statements, reviews of interim financial statements, and certain disclosures in various filings with the Securities and Exchange Commission. Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)There were no Audit-Related Fees for fiscal 2025 and fiscal 2024.
(3)There were no Tax Fees for fiscal 2025 and fiscal 2024.
(4)All Other Fees for fiscal 2024 consisted of permitted advisory work and cybersecurity assessment and a cybersecurity table-top exercise.
Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to certain de-minimis exceptions. All audit and permitted non-audit services described above were pre-approved by the Audit Committee. The Audit Committee may delegate to subcommittees consisting of one or more of its members the authority to grant such pre-approvals. The decisions of any such subcommittee are presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we seek a non-binding, advisory vote from our stockholders to approve the compensation of our executive officers as described under the heading “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Human Capital and Compensation Committee can consider the outcome of the vote when making future executive compensation decisions. At our 2023 annual meeting of stockholders, our stockholders voted, and our Board subsequently determined, to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. In addition, at our 2025 Annual Meeting of stockholders, our stockholders approved our say-on-pay proposal, with over 90% of the votes cast (including abstentions) approving the fiscal 2024 executive compensation described in our 2025 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders.

As discussed below in the “Compensation Discussion and Analysis,” our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Our executive compensation program is based on the following principles:

•Compensation decisions should be driven by a pay-for-performance philosophy, which takes into account both performance by the Company and the individual’s impact on that performance;
•Performance should be measured against pre-established goals, which we believe enhances our executives’ performance;
•A significant portion of compensation should be variable based on performance; and
•Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Human Capital and Compensation Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry using data obtained from consultation with Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information.

Our Board recommends a vote FOR the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE BLUELINX HOLDINGS INC.
2021 LONG-TERM INCENTIVE PLAN

General

We are asking stockholders to approve an amendment (the “Plan Amendment”) to the Company’s 2021 Long-Term Incentive Plan (the “2021 Plan” and, as and if amended by the Plan Amendment the “Amended Plan”) to increase the number of shares authorized for issuance pursuant to awards by 750,000 shares. The Plan Amendment was adopted by our Board on April 7, 2026, subject to stockholder approval.

As of March 20, 2026, under the 2021 Plan there were outstanding unvested time-based restricted stock units covering 297,956 shares of our common stock, outstanding unvested performance-based restricted stock units covering 78,161 shares of our common stock at target, outstanding unvested market-based restricted stock units covering 54,196 shares of our common stock at target, and 347,205 shares of common stock available for future grants of awards. The Plan Amendment increases the number of shares authorized for issuance pursuant to awards by 750,000, from 750,000 to 1,500,000. Aside from this increase in the number of shares of common stock authorized for issuance pursuant to awards under the 2021 Plan, the 2021 Plan remains unchanged in all substantive respects following the Plan Amendment.

Our Board originally adopted the 2021 Plan to provide a means for employees, directors and other service providers of the Company to develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. By adopting the 2021 Plan, our Board also sought to provide a means through which we could attract able individuals to become employees or serve as directors of the Company, and to align the interests of individuals who are responsible for the successful administration and management of the Company with those of our stockholders. Under our pay-for-performance philosophy, a significant portion of employee and independent director compensation is tied to our equity in order to align pay with stockholder interests. If our stockholders do not approve the Plan Amendment, our Board believes that the number of shares available to grant awards to our employees and directors will not be sufficient to meet our anticipated future needs, which would significantly impact our ability to attract and retain our key employees and directors and to provide compensation that aligns the interests of such individuals with the interests of our stockholders. Approval of the Plan Amendment will enable us to continue granting equity-based awards at levels determined appropriate by our Board and Human Capital and Compensation Committee.

If approved by our stockholders, the Plan Amendment will become effective as of the date of the 2026 Annual Meeting. If the Plan Amendment is not approved by our stockholders, the 2021 Plan will remain in effect in its current form, which means the number of shares authorized for issuance pursuant to awards thereunder will not increase, and the 2021 Plan will continue in effect until its scheduled expiration on May 20, 2031.

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan Amendment. The full text of the Plan Amendment is attached hereto as Appendix A.

Our Board recommends a vote FOR the approval of the amendment of the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance under the 2021 Plan.

Evaluation of the Plan Amendment

The Human Capital and Compensation Committee considered several factors when determining the proposed number of shares to be added to the shares available for grants under the 2021 Plan, including the number of shares remaining under the 2021 Plan and current equity awards outstanding under the 2021 Plan and our prior equity compensation plans, our historical equity usage and expected near-term share needs, and the expected dilution of the Plan Amendment, in order to arrive at a reasonable and appropriate dilutive impact of the Plan Amendment.

Reasonable Dilution Rate

The table below provides information on shareholder dilution under various scenarios in connection with the requested 750,000 additional shares under the Plan Amendment. The Human Capital and Compensation Committee believes the 750,000 additional shares is an appropriate amount to provide for future equity awards relative to the dilution levels of our peers and broader market practices.

Share Information as of March 20, 2026
	Shares	Dilution(1)

Total number of stock options and SARs outstanding	0	0.0%
Total number of restricted stock units outstanding (assuming target for performance-conditioned awards)(2)	430,313	4.6%
Total number of shares remaining available for future grant under the 2021 Plan prior to stockholder approval of the Plan Amendment(3)	347,205	3.7%
Additional shares available under the 2021 Plan following stockholder approval of the Plan Amendment	750,000	8.0%
Total number of shares available for future grant under the 2021 Plan following stockholder approval of the Plan Amendment(3)	1,097,205	11.7%
Total shares available under the 2021 Plan following stockholder approval of the Plan Amendment plus outstanding awards(3)	1,527,518	16.3%
(1)Dilution (or overhang) is calculated on a fully-diluted basis using a denominator of 9,394,714 shares, representing common stock outstanding, outstanding restricted stock units (assuming target for performance-conditioned awards), and shares currently reserved for future awards under the 2021 Plan as of the record date, as well as the additional 750,000 shares requested for future grants. Fully-diluted basis (as defined herein) is not the equivalent of diluted shares outstanding calculated under the treasury stock method for purposes of determining diluted earnings per share under the provisions of ASC 260, Earnings Per Share.
(2)Includes restricted stock, restricted stock units, performance share units, and market-based restricted stock units; assumes performance-conditioned equity awards are measured at target performance levels.
(3)The 2021 Plan had 347,205 shares remaining available for grant at March 20, 2026, and with the requested additional 750,000 shares, it will have 1,097,205 shares available if stockholders approve the Plan Amendment.

Reasonable Share Usage

We have sought to carefully and responsibly monitor the number of shares subject to equity awards that we grant annually, commonly referred to as our “burn rate”, under the 2021 Plan, to grant the appropriate number of awards necessary to attract, retain and motivate our employees, and directors..The following table sets forth information regarding awards granted and earned during the 2025, 2024 and 2023 fiscal year periods, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year:

Fiscal Year	Stock Options or SARs Granted	Full Value Awards(1)		Stock Options + Full Value Awards	Weighted Average Basic Common Stock Outstanding	Burn Rate
		RSUs Granted	PSUs Vested
2025	—	250,637	5,780	256,417	7,984,000	3.2%
2024	—	153,429	—	153,429	8,531,000	1.8%
2023	—	158,276	—	158,276	8,987,000	1.8%
3-Year Average						2.3%
(1)56,966, 44,828, and 77,785 performance awards were granted in fiscal years 2025, 2024, and 2023, respectively.

The Human Capital and Compensation Committee determined the size of the increase to the number of shares reserved for issuance under the 2021 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

Favorable Plan Terms

The 2021 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect our stockholders’ interests, as described below:

•No grants of below-market stock options or SARs;
•No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;
•No liberal share recycling of stock options or SARs;
•No payment of dividends or dividend equivalents on stock options or SARs;
•No payments of dividends or dividend equivalents on any award prior to date on which award vests;
•Individual limits on annual cash and equity non-employee director compensation;
•Minimum vesting requirement of one year for all equity-based awards except under certain limited circumstances, and with permitted exceptions up to 5% of the authorized shares;
•No liberal change in control definition;
•Double trigger treatment upon change in control except to extent awards are not assumed or replaced in change in control; and
•No excise tax gross-ups on “parachute payments”.

Summary of 2021 Plan

The 2021 Plan’s material terms and certain additional features are summarized below. This summary is qualified in its entirety by reference to the full text of the 2021 Plan, which is available as Exhibit 10.15 to our Annual Report on Form 10-K, as filed with the SEC on February 24, 2026. The additional 750,000 shares of common stock reserved for issuance under the Plan Amendment will not become effective until the Plan Amendment is approved by our stockholders.

Administration

The 2021 Plan is administered by the Human Capital and Compensation Committee. Subject to the express provisions of the 2021 Plan, the Human Capital and Compensation Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2021 Plan as the Human Capital and Compensation Committee approves. The Human Capital and Compensation Committee also has authority to establish rules and regulations for administering the 2021 Plan and to decide questions of interpretation or application of any provision of the 2021 Plan.

Each award granted under the 2021 Plan will be evidenced by an award agreement, pursuant to which the Human Capital and Compensation Committee may impose any other terms and conditions not inconsistent with the 2021 Plan, including provisions related to the consequences of termination of employment.

Available Shares

Under the 2021 Plan, the total number of shares of common stock available for issuance pursuant to awards is 750,000.

Shares covered by an award are counted as used and deducted from the share authorization as of the date of grant. Each share subject to an option or SAR, a restricted stock unit that may be settled in shares, a cash-based award that may be settled in shares or another stock-based award that may be settled in shares, and each share of restricted stock, is counted as one share subject to an award and deducted from the share authorization. Each performance share and each share covered by a performance unit that may be settled in shares of common stock is counted as one share of common stock subject to an award, based on the number of shares of common stock that would be paid under the performance share or performance unit for achievement of target performance, with such number deducted from the share authorization as of the date of grant. If a performance share or performance unit is denominated as a dollar amount, the number of shares that would be paid under the award for achievement of target performance will be determined by dividing such dollar amount at the date of grant by the fair market value of a share at the date of grant. In the event that an award of performance shares or performance units is later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance will be deducted from the share authorization at the time of such settlement; in the event that the award is later settled based on below-target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the share authorization based on the target performance will be added back to the share authorization. Performance units or other awards that may not be settled in shares of common stock will not result in a deduction from the share authorization.

Under the 2021 Plan, any shares related to awards under the 2021 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Human Capital and Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares, are added to the share authorization and are available for grant under the 2021 Plan. If the tax withholding obligation under a full value award (but not an option or SAR) granted under the 2021 Plan is satisfied by the Company retaining shares or by the participant tendering shares, the number of shares so retained or tendered will be added to the share authorization and will be available for grant under the 2021 Plan. Shares that are used to pay the exercise price of an award are not added back to the share authorization.

All of the shares available for awards under the 2021 Plan are subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. With respect to any corporate event or transaction, it is intended that, if possible, any adjustment in share authorization shall be made in a manner that satisfies applicable legal requirements as well as applicable taxation requirements (such as required by Section 424 and Section 409A of the Code) and accounting requirements, so as not to trigger any charges to earnings with respect to such adjustment.

Termination and Amendment

No awards may be granted under the 2021 Plan after May 20, 2031. The Human Capital and Compensation Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2021 Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in the 2021 Plan, options or SARs issued under the 2021 Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the 2021 Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

Eligibility

Employees of the Company and its subsidiaries and affiliates, non-employee members of the Board, as well as consultants or independent contractors who provide bona fide services to the Company or a subsidiary of the Company not in connection with the offer or sale of securities in a capital raising transaction, are eligible to participate in the 2021 Plan. Any and all awards to the Company’s executive officers will be formally approved by the Human Capital and Compensation Committee in the form of individual award agreements to each employee.

Non-Employee Director Awards

The Board or Human Capital and Compensation Committee shall determine all awards to non-employee directors. The terms of any such awards shall be set forth in an award agreement. The aggregate amount of all compensation granted to a single non-employee director during any calendar year, including any awards (based on grant date fair value computed as of the date of grant) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any award granted in lieu of any such cash retained or meeting fee may not exceed $700,000.

Cessation of Service Relationship

Each award agreement will set forth the extent to which the participant shall have the right to exercise awards in the event of a cessation of the participant’s service relationship.

Except as specified in the applicable award agreement or as otherwise provided by the Human Capital and Compensation Committee, if a Plan participant ceases to be an employee or a director of the Company for any reason, (i) all of the participants options and SARs that were exercisable on the date of such cessation shall remain exercisable for a period of 90 days, (ii) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the participants restricted stock units, restricted stock, performance shares, performance units, and cash-based and other stock-based awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. The Human Capital and Compensation Committee may, in its sole discretion, provide that a participant may be eligible for a full or prorated award in the event of a cessation of the participant’s service relationship with the Company. For an award subject to one or more performance objectives, the Human Capital and Compensation Committee may, in its sole discretion, provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

Change in Control

In the event of certain acquisitions of 30% or more of the Company’s common stock, certain changes in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive more than 50% of the stock of the surviving company) or the liquidation or dissolution of the Company (each, a “Change in Control”), if the purchaser or surviving entity in the transaction does not assume or replace the outstanding awards or the participant’s service relationship is terminated, the Human Capital and Compensation Committee may, in its sole discretion, provide for the satisfaction in full or in part of any time-based vesting requirement of the awards. For outstanding performance-based awards, the Human Capital and Compensation Committee may, in its sole discretion, provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

In the event of a Change in Control, the Human Capital and Compensation Committee, in its discretion, may cancel all or certain types of outstanding awards at or immediately prior to the time of the Change of Control provided that the Human Capital and Compensation Committee either (i) provides that the participant is entitled to a payment (in cash or shares) equal to the value of the portion of the award that would be vested upon the Change in Control, to the extent there is any such value, and (ii) at least 15 days prior to the Change in Control, notifies the participant that, subject to rescission if the Change in Control is not successfully completed within a certain period, the award will be terminated and, if the award is an option, SAR, or similar right, provides the participant the right to exercise the portion of the award that would be vested upon the Change in Control prior to the Change in Control. The Human Capital and Compensation Committee may adopt valuation methodologies for outstanding awards as it deems reasonable in the event of a cash settlement and, in the case of options, SARs, or similar rights, may base such settlement solely on such option SAR or similar right and may cancel each award with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the participant holding such award.

Transferability

Generally, no award granted under the 2021 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than upon the participant’s death, or by will or the laws of descent and distribution. Each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. However, the Human Capital and Compensation Committee may, in its discretion, determine that any or all awards (other than incentive stock options) shall be transferable and exercisable by transferees; provided, however, that no award may be transferred for value.

Minimum Vesting Requirements; Dividends

The minimum vesting period for each award granted under the 2021 Plan must be at least one year, except that this requirement does not apply to awards for up to 5% of the shares authorized for issuance under the 2021 Plan, assumed converted or substituted awards, and awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual stockholders meeting that is at least 50 weeks after the immediately preceding year’s annual meeting. However, an award may provide for accelerated vesting for any reason, including but not limited to retirement, death, disability, or Change in Control. Any dividends payable on restricted stock during the vesting period or restricted period shall be automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, but shall in either case be subject to the same restrictions of vesting underlying the award. Dividends shall not be paid with respect to any award of options or SARs.

Stock Options-General

The Human Capital and Compensation Committee determines the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock, by a cashless (broker-assisted) exercise, or by any other method approved or accepted by the Human Capital and Compensation Committee. Dividend equivalents will not be paid with respect to any options.

Non-Qualified Stock Options and Incentive Stock Options

The period for the exercise of a non-qualified stock option or incentive stock option is determined by the Human Capital and Compensation Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than 100% of the fair market value of the common stock on its date of grant, and the exercise price for any incentive stock option must be at least equal to one hundred and ten percent of the fair market value of the common stock on its date of grant. The Human Capital and Compensation Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the 2021 Plan.

Stock Appreciation Rights

The period for the exercise of a SAR is determined by the Human Capital and Compensation Committee. The base price of a SAR will not be less than 100% of the fair market value of the common stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR. Dividend equivalents will not be paid with respect to SARs.

Restricted Stock and Restricted Stock Units

The 2021 Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period, and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded on the date of grant. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of participant’s termination of employment or service. Such provisions are determined by the Human Capital and Compensation Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided that any dividends and other distributions payable during the restriction period must be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same restrictions on vesting as the underlying award. A participant has no voting rights with respect to any restricted stock units granted under the 2021 Plan.

Performance Units and Performance Shares

The 2021 Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Human Capital and Compensation Committee determines the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period.

The performance goals will consist of objectives that the Human Capital and Compensation Committee determines in its discretion. If the Human Capital and Compensation Committee makes an award subject to a particular performance objective, the Human Capital and Compensation Committee will adopt or confirm a written definition of that performance objective at the time it is established. If the Human Capital and Compensation Committee specifies more than one individual objective for an award, the Human Capital and Compensation Committee must also specify in writing, whether one, all or some other number of the objectives must be obtained. For each award that has been made subject to a performance objective, within a practical amount of time following the end of the performance period, the Human Capital and Compensation Committee shall determine whether the objective has been achieved, and the Human Capital and Compensation Committee in its sole discretion may pay all or a portion of that award based on such criteria as the Human Capital and Compensation Committee deems appropriate, including without limitation, individual performance, Company performance, or the performance of a specific division, department, region or function employing the participant. The Human Capital and Compensation Committee may also choose to include or exclude any or all items that are unusual or non-recurring in determining whether performance objectives have been satisfied.

Performance shares or performance share units shall not possess voting units, and a participant receiving performance units or any other award that is subject to performance conditions shall accrue dividend equivalents on such award only to the extent provided in the award agreement relating to the award; provided, however, that any dividend equivalents payable on such performance shares or performance units shall be subject to the same restrictions on vesting as the underlying award.

Cash-Based Awards and Other Stock-Based Awards

The 2021 Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the 2021 Plan as determined by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Human Capital and Compensation Committee establishes performance goals, the number and/or value of cash-based awards or other stock- based awards that will be paid out will depend on the extent to which performance goals are met. Notwithstanding the foregoing, where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price shall not be less than 100% of the fair market value of a share on the date of grant unless the award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Human Capital and Compensation Committee determines that such award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code Section 409A. A participant receiving a cash-based or other-stock-based award shall accrue dividend equivalents on such award only to the extent provided in the award agreement relating to the award; provided, however, that any dividend equivalents payable on such award shall be subject to the same restrictions on vesting as the underlying award and all terms and conditions related to payment shall comply with the requirements of Code Section 409A.

Certain U.S. Federal Income Tax Consequences

The following is intended only as a brief summary of the U.S. federal income tax rules relevant to the primary types of awards available for issuance under the 2021 Plan. This discussion is based upon the Code, Treasury Regulations, judicial decisions, administrative rulings, current administrative interpretations and official pronouncements of the IRS in effect on the date of this document, all of which may change (including as a result of the Supreme Court’s ruling in Loper Bright Enterprises v. Raimondo), possibly retroactively, and affect materially and adversely the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Because U.S. federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to certain U.S. federal income tax matters relevant to the 2021 Plan (as amended). It does not address state, local, gift, estate, social security, U.S. federal non-income or non-U.S. tax consequences, each which may be substantially different.

Performance Share/Unit Awards

A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code, as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the shares are subject to a substantial risk of forfeiture but the participant does not timely make a valid election under Section 83(b) of the Code (as discussed below), the income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of the applicable provisions of Sections 83 and 162 of the Code and applicable Treasury Regulations.

If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares are expected to be treated as subject to a substantial risk of forfeiture. If the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits any unvested share after making a Section 83(b) election with respect to such share, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within thirty (30) days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election, subject to the requirements of the applicable provisions of Sections 83 and 162 of the Code and applicable Treasury Regulations.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m) of the Code, as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A of the Code. In that case, if the RSU is designed to meet the requirements of Section 409A of the Code, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A of the Code, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.

Nonqualified Stock Options; Stock Appreciation Rights

A participant generally is not taxed upon the grant of a nonqualified stock option (“NQSO”) or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m) of the Code, as applicable.

Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b) of the Code, the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or, generally, on exercise of an incentive stock option (“ISO”). The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following the exercise date, the participant’s gain or loss, if any, upon a subsequent disposition of the shares will be long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a U.S. federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code, as applicable.

In order for an option to qualify as an ISO for U.S. federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2021 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2021 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

See “Internal Revenue Code Section 162(m)” below for a general discussion of the limitations of Section 162(m) of the Code. Any awards that the Compensation Committee grants pursuant to the 2021 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation imposed by Section 162(m) of the Code.

Plan Benefits

Any future awards to executive officers, non-employee directors, employees, consultants and independent contractors of the Company under the Amended Plan are discretionary and cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Human Capital and Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time.

The following table sets forth the number of time-based restricted stock units and market-based restricted stock units granted as equity incentive awards during fiscal 2025 under the 2021 Plan to (i) each of our named executive officers, individually and as a group; (ii) all current directors and director nominees who are not executive officers, as a group; and (iii) all employees, including all current officers who are not executive officers, as a group.

Name and Position	Dollar Value(1) ($)	Aggregate Number of Time-Based Restricted Stock Units	Aggregate Number of Performance-Based Restricted Stock Units(2)

Shyam K. Reddy, President and Chief Executive Officer	3,156,084	25,976	25,976
C. Kelly Wall, Senior Vice President, Chief Financial Officer and Treasurer	973,944	10,697	5,335
Andrew Wamser, former Senior Vice President, Chief Financial Officer and Treasurer	—	—	—
Kimberly A. DeBrock, Vice President and Chief Accounting Officer, and former interim principal financial officer	137,903	2,270	—
Michael Wilson, Senior Advisor to the CEO, and former Chief Commercial Officer	528,221	4,347	4,348
All current executive officers as a group (3 persons) (3)	4,432,016	39,350	33,605
All current non-executive directors as a group (8 persons)	1,030,259	16,959	—
All current employees, including all current officers who are not executive officers, as a group (about 1,960 persons)	13,224,607	194,328	23,361
(1)The dollar value is based on the closing price of the Company's common stock of $60.75 per share on January 2, 2026.
(2)Includes market-based restricted stock units (at target levels) to our NEO’s including those where the performance criteria has not yet been achieved.
(3)Shyam K. Reddy, C. Kelly Wall, and Alexander Leonard Oei.

MORE INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings
Our Board met ten times during fiscal 2025. Each director attended at least 75% of the Board and committee meetings that such director was entitled to attend during fiscal 2025. While we do not have a formal attendance policy, all of our directors are expected to attend the Annual Meeting and all directors standing for election at this Annual Meeting of Stockholders, other than Ms. Corley, who was not yet serving as a director, attended the 2025 Annual Meeting of Stockholders.

Independence
Our Board has reviewed the independence of each of its nine current members, each of whom is also a nominee for election at the Annual Meeting, based on the criteria for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each current Board member, each of whom is also a nominee for election at the Annual Meeting, and the Company. The Board has determined that all our directors qualify as independent, except for Mr. Reddy, as he is currently serving as the Company’s President and Chief Executive Officer. The Board is comprised of a majority of independent directors and will continue to be comprised of a majority of independent directors if the nine individuals nominated by the Board for election as directors are elected.

Board Structure
We have separate persons serving as the Company’s Chairman of the Board of Directors and as the Company’s Chief Executive Officer. Kim S. Fennebresque, a non-employee independent director, has served as our Non-Executive Chairman of the Board since 2016. Shyam K. Reddy serves as our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high-level strategic planning for the Company while the Chief Executive Officer sets the strategy and manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Chairman of the Board’s duties generally include chairing Board meetings, serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. The Chairman is elected annually by the Board immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps Board leadership separate from operational management.
Committees of the Board of Directors
Our business and affairs are strategically directed and overseen by our Board. To assist it in carrying out its responsibilities, our Board has established an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Governance Committee. The charter for each of these committees, as currently in effect, may be found on our website free of charge at www.BlueLinxCo.com, under Investors, Governance, then Governance Documents. Additionally, any committee charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attention: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Each of these committees has the right to retain its own legal counsel and other advisors.

The Audit Committee

Our Board established a standing Audit Committee to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements, the performance of our internal and external independent auditors, and cybersecurity oversight. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee met eight times in fiscal 2025.
The Audit Committee consists of Ms. Yancey (Chair), Mr. Dhanda, and Ms. Zakas. In addition, prior to his retirement from the Board at the 2025 Annual Meeting, Mr. DiNapoli served as a member of the Audit Committee. Based on its review, the Board has determined that the directors serving on the Audit Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that

Ms. Yancey and Ms. Zakas each qualify as an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC.

The Audit Committee operates pursuant to a written charter. Under the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.
The Audit Committee has adopted a procedure to be notified of allegations related to any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Conduct. See “Corporate Governance Guidelines and Code of Conduct” below.
The Human Capital and Compensation Committee
The purpose of the Human Capital and Compensation Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s human capital management and strategy as well as its compensation and employment benefit plans, policies, and programs. The Human Capital and Compensation Committee establishes, among other things, the compensation of our executive officers. The Human Capital and Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. The Human Capital and Compensation Committee consists of Messrs. Smith (Chair), Fennebresque, Haas, and Ms. Corley, who joined the committee in September 2025. Based on its review, the Board has determined that the directors serving on the Human Capital and Compensation Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the listing standards of the NYSE applicable to compensation committee membership. The Human Capital and Compensation Committee met four times during fiscal 2025. The Human Capital and Compensation Committee has continued to engage Meridian as its independent compensation consultant to serve as an advisor to the Committee on executive and director compensation issues and to provide recommendations as to executive and director compensation levels. The Committee has evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest that would compromise Meridian’s independence, as defined.
The Human Capital and Compensation Committee operates pursuant to a written charter. Under the terms of its written charter, the Human Capital and Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Human Capital and Compensation Committee, or to executive officers of the Company in compliance with applicable law and stock exchange requirements.
For more information on the role of the Human Capital and Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.
The Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to assist our Board in fulfilling its oversight responsibilities relating to our director nominations process, as well as developing and maintaining our corporate governance policies. The Nominating and Governance Committee has the authority, among other things, to (1) oversee the composition of the Board and its committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Conduct; (3) oversee the Company's programs related to its responsible business practices, except to the extent reserved for the full Board or another committee of the Board; (4) establish and oversee a process for the annual evaluation of the Board and each committee; (5) review, approve and monitor all related-party transactions or relationships involving a Board member or officer of the Company; (6) review requests by directors and executive management to serve on outside board of directors of other for-profit companies; (7) identify and communicate to the Board relevant current and emerging corporate and governance trends, issues, and practices, and oversee the continuing education program for directors and the orientation program for new directors; and (8) make recommendations regarding director compensation and stock ownership guidelines for both executives and directors. The Nominating and Governance Committee operates pursuant to a written charter.
The Nominating and Governance Committee consists of Messrs. Lewis (chair) and Dhanda and Mses. Corley and Zakas. In addition, prior to his retirement from the Board at the 2025 Annual Meeting, Mr. DiNapoli served as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee met five times during fiscal 2025. As discussed above, our Board has determined that Messrs. Lewis and Dhanda and Mses. Corley and Zakas are each independent.

Risk Oversight
Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial risk, cybersecurity threat risk, and other enterprise risk exposures and the steps management has taken or will take to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting departments, which provide regular reports to our Audit Committee. The Human Capital and Compensation Committee is responsible for reviewing whether our human capital and compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for reviewing related-party transactions and waivers to our Code of Conduct. The Company will waive application of the policies set forth in this Code only where there exist specific circumstances warranting the grant of a waiver. Waivers of this Code for directors and executive officers may be made only by the full Board of Directors or the Audit Committee of the Board and must be promptly disclosed as required by law or regulation. General business and operational risks are handled primarily by senior executive management and discussed during regular Board meetings as necessary. The Company also has established an enterprise risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.
Director Nomination Process
Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future and to the stewardship of stockholders’ investments in the Company. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.
During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. As part of this evaluation process, in considering the needs of our Board, our Nominating and Governance Committee considers the current composition of the Board and seeks diversity of skills and experience on the Board. The Nominating and Governance Committee also seeks to identify candidates with meaningful experience in business, sales, and other matters relevant to a company such as ours. In addition, the Nominating and Governance Committee considers factors that it deems appropriate when selecting director nominees, including, without limitation, independence, education, prominence in their profession, accounting and financial expertise, technology expertise, civic and community relationships, industry knowledge and experience, concern for the interests of our stockholders, an understanding of our business and operations, and industry knowledge and expertise. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.
The Company retained the services of an executive search firm to assist the Nominating and Governance Committee in identifying possible candidates for nomination to the Board to fill the vacancy created by the departure of Mr. DiNapoli. Based upon the results of the search, and upon the recommendation of the Nominating and Governance Committee, the Board appointed Christina M. Corley to serve as a director, effective September 2025, with her term expiring at the 2026 Annual Meeting.

Stockholders may also recommend director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our bylaws applicable to director nominees by stockholders to our Corporate Secretary. See “Communications with the Board of Directors” below. The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Majority Voting

The Board amended our bylaws in February 2026 to transition from a plurality voting standard to a majority voting standard for the election of directors in uncontested elections. Under this new voting standard, in an uncontested election, a director nominee will be elected only if the number of votes cast “for” that nominee’s election exceeds the number of votes cast “against” such nominee’s election. In contested elections, directors will continue to be elected by a plurality of the votes cast. Our amended bylaws defined a “contested election” as one in which: (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in accordance with Section 2.14 of our bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first distributes its notice of meeting for such meeting to the stockholders.

In accordance with our amended bylaws, if an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, he or she is required to promptly submit an irrevocable offer of resignation to the Board. The Nominating and Governance Committee will then evaluate the resignation and make a recommendation to the Board on whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision within ninety days from the date of the certification of the election results. To ensure a fair and independent process, any incumbent director who tenders his or her resignation for consideration by the Board in accordance with our amended bylaws will not participate in the Nominating and Governance Committee’s or the Board’s recommendation or decision, or any deliberations related thereto.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our General Counsel & Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:
•Forward the communication to the director to whom it is addressed, or in the case of communications addressed to the Board of Directors generally, to the Chairman;
•Attempt to handle the inquiry directly where it is a request for information about us; or
•Not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.
Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the Chair of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the Chair of the Nominating and Governance Committee. All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 20, 2026 (the “Record Date”) (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director, (2) each person named in the Summary Compensation Table in this proxy statement, (3) all current executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.
Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a person has a right to acquire beneficial ownership of within 60 days are deemed to be outstanding for the purpose of computing percentage ownership of such owner; hence, restricted stock units that vest within 60 days of the Record Date (and would settle within 30 days of vesting or retirement from the Board as the case may be) are included, as described below. The percentage ownership calculations are based on 7,867,196 shares of our common stock outstanding on the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

More than 5% Owners
BlackRock, Inc.(1)	926,837	11.8%
Tontine Asset Associates, LLC(2)	659,336	8.4%
Dimensional Fund Advisors LP(3)	554,458	7.0%
The Vanguard Group(4)	496,056	6.3%
Non-Employee Directors
Kim S. Fennebresque(5)	115,300	1.5%
Christina M. Corley(6)	1,297	*
Anuj Dhanda(7)	4,975	*
Keith A. Haas(8)	5,965	*
Mitchell B. Lewis(9)	38,451	*
J. David Smith(10)	48,425	*
Carol B. Yancey(11)	9,517	*
Marietta Edmunds Zakas(12)	5,965	*
Named Executive Officers
Shyam K. Reddy	44,084	*
C. Kelly Wall (13)	8,938
Andrew Wamser(14)	3,378	*
Kimberly A. DeBrock	477	*
Michael Wilson	3,996	*
All current executive officers and directors as a group (10 persons)	282,917	3.6%

_____________________
*Less than one percent
(1)Based solely on a Schedule 13G/A filed with the SEC on January 21, 2026, by BlackRock, Inc. (“BlackRock”) in which it reported that as of December 31, 2025, it had sole voting power over 913,843 of these shares and sole dispositive power over 926,837 shares. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.
(2)Based solely on a Schedule 13G/A filed with the SEC on November 14, 2025, by Tontine Capital Overseas Master Fund II, L.P. (“TCOM II”), a limited partnership organized under the laws of the State of Delaware, with respect to the 448,817 shares of Common Stock directly owned by TCOM II; (ii) Tontine Asset Associates, LLC, a limited liability company organized under the laws of the State of Delaware (“TAA”), which serves as general partner of TCOM II, with respect to the shares of Common Stock directly owned by TCOM II; and (iii) Jeffrey L. Gendell, a United States citizen (“Mr. Gendell”), who serves as the Managing Member of TAA, with respect to the shares of Common Stock owned directly by TCOM II, and with respect to 210,519 shares of Common Stock directly owned by Tontine Financial Partners, L.P., a limited partnership organized under the laws of the State of Delaware (“TFP”). Mr. Gendell serves as the Managing Member of Tontine Management, L.L.C., a limited liability company organized under the laws of the State of Delaware (“TM”), which serves as general partner of TFP. The address for each of TCOM II, TAA, TFP and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.
(3)Based solely on a Schedule 13G filed with the SEC on February 9, 2024, by Dimensional Fund Partners LP which it reported that as of December , 2023, it had sole voting power over 544,160 of these shares and sole dispositive power over 554,458 shares. The address for Dimensional Fund Partners LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(4)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group in which it reported that as of December 31, 2023, it had shared voting power over 17,687 shares, sole dispositive power over 469,736 shares and shared dispositive power over 26,230 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)Mr. Fennebresque’s shares include 93,228 restricted stock units held indirectly through a grantor trust, which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, 3,218 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, 9,764 shares held directly, and 9,090 shares held indirectly through a grantor trust.
(6)Ms. Corley's shares include 1,297 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter.
(7)Mr. Dhanda’s shares include 2,074 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 2,901 shares held directly.

(8)Mr. Haas’s shares include 2,074 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 3,891 shares held directly.
(9)Mr. Lewis’ shares include 2,074 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 36,377 shares held directly.
(10)Mr. Smith’s shares include 31,908 restricted stock units that are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, 2,074 restricted stock units which will vest on May 19, 2026, and settle within 30 days thereafter, and 14,443 shares held directly.
(11)Ms. Yancey’s shares include 2,074 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 7,443 shares held directly.
(12)Ms. Zakas’ shares include 2,074 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 3,891 shares held directly.
(13)Mr. Wall's shares include 1,788 restricted stock units that will vest on May 19, 2026, and settle within 30 days thereafter, and 7,150 shares held directly.
(14)Mr. Wamser resigned as Senior Vice President, Chief Financial Officer and Treasurer effective January 24, 2025. Number of shares beneficially owned is based on Mr. Wamser’s most recent Form 4 filed on July 18, 2024.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following are the executive officers of the Company as of March 20, 2026.

Name	Age	Position

Shyam K. Reddy	51	President and Chief Executive Officer

C. Kelly Wall	51	Senior Vice President, Chief Financial Officer and Treasurer

Alexander Leonard Oei	53	Chief Commercial Officer
In addition to our President and Chief Executive Officer, Mr. Reddy, whose information can be found under Proposal 1: Election of Directors, set forth below is information about our other executive officer as of March 20, 2026.
C. Kelly Wall, 51, Mr. Wall has served as Senior Vice President, Chief Financial Officer and Treasurer since May 2025. Prior to joining the Company, at The Aaron's Company, Inc., Mr. Wall served as Executive Vice President and Chief Financial Officer from December 2020 to February 2025, Interim Chief Financial Officer from August 2020 to December 2020, and Senior Vice President, Finance and Treasurer from January 2019 to August 2020. Prior to that, Mr. Wall held various senior financial leadership roles at CNG Holdings and TMX Finance. Prior to that, Mr. Wall served as Managing Director at Bank of America. Mr. Wall received a Bachelor of Science degree from Clemson University.

Leonard Alexander Oei, 53, Mr. Oei has served as Chief Commercial Officer since January 2026. In this role, he oversees the commercial leadership team comprised of the five Regional Vice Presidents, Regional General Manager, Vice President of National Accounts, and Director of Multi-Family. Previously, Mr. Oei served as our Vice President, National Accounts; Vice President, National Accounts and Product Management; Vice President, Product Management; and prior to that as the General Manager of the Denville, NJ, and Long Island, NY markets. Mr. Oei brings over 25 years of experience in commercial, procurement, supply chain, and operations leadership roles in multiple industries including semi-conductors, solar, and most recently oil & gas. Mr. Oei earned his Bachelor of Science degree in Finance, International Business, and Marketing from Trinity University in San Antonio, TX and his Master of Business Administration degree from The American Graduate School of International Management in Glendale, AZ.

COMPENSATION DISCUSSION AND ANALYSIS
The Human Capital and Compensation Committee of our Board, referred to in this Compensation Discussion and Analysis ("CD&A") as the “Committee,” is responsible for reviewing, establishing, and approving the compensation of our named executive officers. The Committee is comprised solely of directors that our Board has determined to be independent under applicable SEC and NYSE listing standards.
Our named executive officers ("NEOs"), and their titles during fiscal 2025, were:
•Shyam K. Reddy, President and Chief Executive Officer;
•C. Kelly Wall, Senior Vice President, Chief Financial Officer and Treasurer;
•Andrew Wamser, former Senior Vice President, Chief Financial Officer and Treasurer;
•Kimberly A. DeBrock, Vice President and Chief Accounting Officer, and former interim principal financial officer; and
•Michael Wilson, Senior Advisor to the CEO, and former Chief Commercial Officer.

The following executive transitions occurred during or after fiscal 2025:

•Mr. Wamser departed from his role as Senior Vice President, Chief Financial Officer and Treasurer, effective January 24, 2025.
•Ms. DeBrock was designated as our interim principal financial officer, effective January 25, 2025, and served in that role until May 18, 2025.
•Mr. Wall was appointed as our Senior Vice President, Chief Financial Officer and Treasurer, effective May 19, 2025.
•Mr. Wilson retired from his role as our Chief Commercial Officer effective January 4, 2026; however, he will continue to serve as Senior Advisor to our Chief Executive Officer through August 1, 2026.
•Mr. Oei was appointed as our Chief Commercial Officer, effective January 5, 2026.

The following discussion and analysis, which was reviewed and approved by the Committee, describes the material elements of our executive compensation programs for our named executive officers. This discussion also provides an overview of our executive compensation objectives and results for fiscal 2025 for our named executive officers.
Compensation Policies and Objectives
Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with those of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to reward executives for their contributions to our short-term and long-term results. Our executive compensation program is based on the following principles:
•Compensation decisions should be driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;
•Performance should be measured against pre-established goals, which we believe enhance our executives’ performance;
•A significant portion of compensation should be variable based on performance; and
•Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.
Our 2025 compensation program continued to support the Company’s strategy and emphasize our pay- for-performance philosophy and is designed to incentivize profitable sales and effective use of working capital.
The Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar executive positions in our industry. The Committee’s reviews are based on data obtained from consultation with independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information, and the Committee makes revisions to our programs based on those reviews, where appropriate.

2025 Say on Pay Vote Outcome

At our 2025 Annual Meeting of Stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding, advisory vote on our 2024 executive compensation. More than 90% of votes cast (including abstentions) supported our executive compensation policies and practices. During 2025, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we concluded that our executive compensation programs continue to be designed to support the Company and business strategies in concert with our compensation philosophy described above.
Elements of Compensation
During fiscal 2025, compensation for our named executive officers consisted of the following components:
•Base salary;
•Annual performance-based cash awards under our Amended and Restated Short-Term Incentive Plan (“STIP”);
•Long-term equity incentive compensation under our Long-Term Equity Incentive Plan (“LTIP”); and
•Other perquisite and benefit programs.
The Company did not achieve the threshold financial performance goals established under the 2025 STIP and, therefore, no cash bonuses were paid under the plan. As further discussed below, the Committee considered the impact of the challenging housing market relative to assumptions used to create the 2025 STIP goals and approved a pool for discretionary bonuses for eligible STIP participants, including the NEOs. The Committee approved these awards in order to encourage the retention of the Company’s talent in a competitive market, recognize the executive team’s contributions to the Company's accomplishments in the challenging market environment of fiscal 2025, and motivate the executive officers to focus on executing on the Company's business objectives for fiscal 2026.

In addition to the above elements of compensation, Mr. Wall received a sign-on equity award of time-based restricted stock units having an aggregate value equal to $375,000 as of the date of grant, with such awards vesting ratably over three years, in connection with the commencement of his employment with the Company in May 2025. Ms. DeBrock also received a one-time discretionary cash bonus of $50,000 in connection with her service as the interim principal financial officer from January 25, 2025 until May 18, 2025.

The compensation structure for each of our named executive officers is consistent with his or her employment agreement or offer letter, as applicable. The appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers, and the Committee reviews base salaries and awards of cash incentives and equity-based compensation for potential adjustment on at least an annual basis.

There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance, consistent with each executive’s employment agreement or offer letter, as applicable.
Base Salary
Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide a base salary because it is standard in the marketplace and provides a stable component of compensation to encourage retention. Each year the Committee reviews and approves each executive officer’s base salary. In setting each named executive officer’s base salary, the Committee primarily considers the Chief Executive Officer’s base salary recommendation with respect to the other named executive officers, market data, a general review of the executive officer’s compensation (individually and relative to the other executives), and the individual executive officer’s performance. The following table sets forth the base salaries earned by our named executive officers for fiscal 2025.

Officer	Base Salary ($)

Shyam K. Reddy	838,154
C. Kelly Wall(1)	342,788
Andrew Wamser(1)	58,974
Kimberly A. DeBrock	321,037
Michael Wilson	464,975
_____________________
(1)Represents a pro-rated portion of the base salaries of Messrs. Wall and Wamser of $575,000, in each case, for the portion of fiscal 2025 during which he was employed by the Company. Mr. Wamser departed from his role as our Senior Vice President, Chief Financial Officer and Treasurer, effective January 24, 2025, and Mr. Wall was appointed as our Senior Vice President, Chief Financial Officer and Treasurer, effective May 19, 2025.

Annual Cash Incentives

We utilize cash incentives under the STIP as an incentive to promote achievement of individual performance and Company financial performance goals. The STIP is designed to:
•Support our strategic business objectives;
•Promote the attainment of specific financial goals;
•Reward achievement of specific performance objectives; and
•Encourage teamwork.
Performance metrics and goals under the STIP.   The determination of each NEO’s individual annual cash incentive is based on actual performance relative to specific financial performance metrics, which may be modified based on individual performance. For 2025, the Committee selected the following two financial performance metrics: (i) Adjusted EBITDA (weighted 60%) and (ii) Return on Working Capital (weighted 40%). The Committee set the target goals for each financial performance metric in alignment with the Company’s strategic plan. For fiscal 2025, the threshold, target, and maximum goals with respect to each performance metric were as follows:

Performance Metric	Threshold	Target	Maximum

Adjusted EBITDA (in thousands)(1)	$96,921	$114,024	$171,036
ROWC(2)	19.6%	23.1%	34.7%
(1)Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the operating performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expenses associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, non-recurring, non-operating items. Adjusted EBITDA is not a presentation made in accordance with GAAP and is not intended to present a superior measure of the financial condition from those determined under GAAP.
(2)ROWC (return on working capital) is a non-GAAP measure that we calculate as trailing twelve months’ Adjusted EBITDA divided by the sum of the trailing twelve months’ average of accounts receivable plus inventories less accounts payable and any bank overdrafts. ROWC is used by management to evaluate the efficiency and effectiveness of our use of working capital.
NEO Annual Incentive Target under the STIP.   Each named executive officer may earn between zero percent and 200 percent of his or her annual incentive target, depending on the level of achieved performance. For 2025, the Committee approved the following annual incentive targets (expressed as a percentage of base salary) for each NEO based on individual level of responsibility, market data and internal equity:

Officer	Threshold	Target	Maximum

Shyam K. Reddy	55%	110%	220%
C. Kelly Wall	40%	80%	160%
Andrew Wamser	40%	80%	160%
Kimberly A. DeBrock	20%	40%	80%
Michael Wilson	32.5%	65%	130%
If threshold performance is not achieved with respect to a performance metric, then no annual incentive amount is paid with respect to that performance metric.
Achieved Performance and Incentive Payout under the STIP.   During fiscal 2025, the Company achieved Adjusted EBITDA of $82,569,356, and ROWC of 17.5%, each of which was below the applicable threshold annual incentive target. Consequently, no annual cash bonuses were earned or paid to the NEOs for the fiscal 2025 performance year.
The Committee, at its discretion, may adjust formulaic incentive payouts based on individual performance of a NEO and his or her contribution to the Company during the applicable fiscal year. The Committee did not exercise its discretion to adjust incentive payouts under the STIP for fiscal 2025. Consequently, no annual cash bonuses were earned or paid to the NEOs under the STIP for the fiscal 2025 performance year.
The Committee considered the impact of the challenging housing market on the 2025 STIP results, and in particular the differences between economic assumptions used to set the 2025 performance goals and the actual economic environment during 2025. The Committee also considered the importance of retention given the competitive talent market, as well as the Company’s accomplishments despite the challenging market environment of fiscal 2025. Given these considerations, the Committee determined that it was appropriate to approve a pool for discretionary bonuses for eligible participants in the 2025 STIP, including the NEOs. The Committee approved individual payouts for the NEOs that were in line with or below the threshold level of payout under the 2025 STIP.

Officer	Discretionary Cash Bonus ($)(1)	% of 2025 STIP Target Award

Shyam K. Reddy	420,750	45%
C. Kelly Wall	129,000	45%
Andrew Wamser	—	—%
Kimberly A. DeBrock	65,000	50%
Michael Wilson	137,000	45%
(1)These bonuses are reflected as part of the bonus compensation for 2025 in the Summary Compensation Table set forth below. The Committee determined the amount of Mr. Wall’s discretionary bonus based on his period of employment during the fiscal year.

The Committee also awarded Ms. DeBrock an additional $50,000 cash bonus in connection with her service as interim principal financial officer from January 25, 2025 through May 18, 2025.

Long-Term Equity Incentive Plan
The purpose of our Long-Term Equity Incentive Plan, or LTIP, is to provide incentives to our named executive officers to work towards the achievement of our long-term performance goals. A further purpose of the LTIP is to provide a means to attract individuals to become employees of the Company by providing these individuals with stock ownership and competitive compensation opportunities. We also consider the program a key retention tool. For these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders.
In setting each named executive officer’s target long-term incentive value, the Committee considers market data, the executive officer’s position, experience and performance, company performance and other relevant factors, including the terms of any applicable employment agreement or offer letter. Each named executive officer’s target long-term incentive value was allocated equally between market-based restricted stock unit ("RSU") awards and time-based RSU awards, with both sets of RSU awards granted on June 6, 2025.
Time-based restricted stock units.    The time-based RSU awards will vest in equal installments on each of the three annual anniversaries of the date of grant, generally subject to continued service through the applicable anniversary dates. Each RSU represents a contingent right to receive one share of BlueLinx Holdings Inc. common stock. On each vesting date, a named executive officer will receive one share of our common stock for each RSU that then vests.
Market-based restricted stock units.   The Committee updated the LTIP structure for 2025, moving away from the 2024 financial performance metrics of cumulative Adjusted EBITDA and average ROWC measured over a three-year performance period. The 2025 LTIP awards consist of market-based RSUs that will vest solely based on relative Total Shareholder Return ("rTSR") over a three-year performance cycle ending June 30, 2028.
The transition to rTSR is intended to strengthen the alignment between executive compensation and stockholder value, eliminate metric duplication across the short and long-term incentive plans, and recognize the challenge of establishing multi-year financial performance targets given the uncertain economic environment. The rTSR peer group, comprised of Russell 3000 companies within the category of Building Products and Trading Companies & Distributors, was selected to provide a relevant benchmark of companies with similar business models, operating risks, and market capitalizations. The market-based RSUs will vest in accordance with the following schedule:

rTSR	Earned Percentage of Target Award
90th Percentile or above	200%
75th Percentile	150%
50th Percentile	100%
25th Percentile	50%
10th Percentile or below	0%

Payouts for performance between the specified percentiles will be determined using straight-line interpolation. No market-based RSUs will be earned if the Company’s rTSR is at or below the 10th percentile. The Committee retains final authority to evaluate performance results and approve payouts, ensuring alignment with the Company's compensation philosophy and established metrics.
The market-based RSUs awards will vest on the date the Committee certifies performance following the end of the three-year performance period, subject to continued service through the applicable vesting date. On the vesting date, a named executive officer will receive one share of our common stock for each market-based RSU that then vests.
The table below shows the number of market-based and time-based restricted stock units granted to the named executive officers in fiscal 2025.

Officer	Market- Based RSUs	Time-Based RSUs	Total

Shyam K. Reddy	25,976	25,976	51,952
C. Kelly Wall(1)	5,335	10,697	16,032
Andrew Wamser(1)	—	—	—
Kimberly A. DeBrock(1)	—	2,270	2,270
Michael Wilson	4,348	4,347	8,695
_____________________
(1)In addition to the time-based restricted stock units Mr. Wall received in connection with the 2025 LTIP, he also received a one-time grant of 5,363 time-based restricted stock units in connection with the commencement of his employment with the Company. Mr. Wamser did not receive a grant under the 2025 LTIP due to his departure from the Company prior to the grant date. Ms. DeBrock did not receive market-based RSUs under the 2025 LTIP which is consistent with the compensation structure for employees at her grade level.
The Committee considered the total dollar value of each named executive officer’s award, the economic environment at the time the grants were approved, and the shares available for grant under the LTIP when approving the grant.

Executive Officer Stock Ownership Guidelines
We maintain Stock Ownership Guidelines which are designed to align our executives’ and designated officers’ interests with the long-term interest of our stockholders.
Under the guidelines: (i) the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least five times his or her then-current base salary, (ii) each chief-level executive reporting directly to the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least two times such officer’s then-current base salary and (iii) each vice president is expected to own shares of our stock with a market value equal to at least one times his or her then-current base salary. Employees who hold positions with both a chief-level title and a vice president title are treated as a vice president for purposes of ownership requirements under the guidelines.
If an executive or designated officer’s stock ownership is below the applicable requirement, the executive must hold all shares of our stock, including shares received by such person upon the vesting of any equity awards, until the applicable requirement is met.
We monitor compliance with the guidelines and provide reports to the Nominating and Governance Committee annually.
Shares included for purposes of determining whether an executive or officer has met the stock ownership requirement, include:
(1)shares owned individually, either directly or indirectly, including shares held in retirement accounts;
(2)shares owned jointly with, or separately by, a spouse, domestic partner and/or minor children, either directly or indirectly, including shares held in a trust for the benefit of the individual or his or her spouse, domestic partner and/or minor children;
(3)restricted stock, restricted stock units or other forms of equity awards to the extent vesting is based solely on the passage of time; and

(4)any other shares of which the individual is deemed to be the “beneficial owner” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Unvested performance-based restricted stock units do not count towards the ownership requirements.

Defined Contribution Plan
The Company provides retirement benefits to the named executive officers under the terms of its tax- qualified 401(k) defined contribution retirement plan, including matching contributions for all eligible salaried employees. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are comparable to those provided by comparable companies. The named executive officers do not participate in any defined benefit or supplemental retirement plans.
Perquisites and Other Personal Benefits
The Company provides the named executive officers with limited perquisites and other personal benefits that the Company believes are reasonable, competitive in the market, and consistent with its overall compensation program, to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided benefits such as a car allowance, life insurance, an executive physical exam, and reimbursement for relocation expenses, as applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Costs of the perquisites and personal benefits described above for the named executive officers for fiscal 2025 that meet the threshold established by SEC regulations are included in the 2025 Summary Compensation Table in the “All Other Compensation” column. See, “Compensation of Executive Officers.”
Role of Management and Compensation Consultant
The Committee regularly consults with management regarding employee compensation matters, and our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers; however, our Chief Executive Officer does not make a recommendation to the Committee for his own compensation.

The Committee also considers market factors in making decisions about our compensation program, and the Committee has the authority to retain independent consultants and other advisors. In this regard, the Committee retained Meridian to periodically advise it on executive compensation matters and to provide compensation recommendations regarding our executive officers. In selecting Meridian, the Committee assessed Meridian’s independence, including the potential for conflicts of interests as required by NYSE listing requirements, and concluded that Meridian was independent and free from potential conflicts of interest.
The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. During 2025, Meridian provided the Committee with market data to assist with establishing compensation for our named executive officers. It also provided strategic consulting services with respect to compensation programs as well as other topics requested by the Committee. The Committee periodically reviews benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. Although management, our compensation consultant, and other invitees at Committee meetings may participate in discussions and provide input, final decisions on compensation for our named executive officers are solely the responsibility of the Committee.
The Committee, in collaboration with Meridian, established a group of peer companies to assist in its review of market practices. The peers were selected to include companies within comparable industries of similar revenue size to the Company. The following companies reflect the peer group used by the Committee in 2025.

American Woodmark Corporation	DNOW Inc.	Patrick Industries, Inc.
Armstrong World Industries	Global Industrial Company	Pool Corporation
Applied Industrial Technologies, Inc.	GMS Inc.	Simpson Manufacturing Co, Inc.
Beacon Roofing Supply	Installed Building Products, Inc.	SiteOne Landscape Supply, Inc.
Boise Cascade Company	Louisiana-Pacific Corporation	TopBuild Corp.
MRC Global Inc.

Employment Agreements and Offer Letters

We use employment agreements and offer letters to attract and/or retain certain executive officers. We primarily serve the housing and repair and remodeling industries, which are historically cyclical industries, and these agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major industry cycles. In addition, the Committee believes these agreements and offer letters have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. The Committee, with assistance from our human resources department and legal counsel, establishes and negotiates the terms of our executive employment arrangements, which may take the form of an executive employment agreement or an offer letter.

Our executive employment arrangements (or separate restrictive covenant agreement, as applicable) typically include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. Consistent with our compensation philosophy, the employment agreements and offer letters provide for a significant component of each executive’s annual compensation to be variable, with cash incentives under our STIP being paid based on Company performance against pre-established financial or operational goals. Additionally, the value upon vesting of equity compensation under the LTIP is determined by our common stock price, so our executives’ interests are aligned with those of our stockholders.
Agreements with Mr. Reddy
Prior Employment Agreement; Transition Agreements
On May 3, 2017, we entered into an employment agreement with Mr. Shyam K. Reddy, who at that time was our Senior Vice President, General Counsel and Corporate Secretary.
On September 29, 2022, we entered into a transition agreement with Mr. Reddy pursuant to which he resigned his employment with the Company, effective December 31, 2022 (the “separation date”). Under the transition agreement, Mr. Reddy would continue to serve in the role of Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary until his replacement was appointed, and thereafter he would cease to be an officer of the Company and would provide transition services through the separation date. Under the transition agreement, in addition to regular salary and benefits, we agreed to provide the following to Mr. Reddy: (i) accelerated vesting on the separation date of 21,821 time-based restricted stock units that were scheduled to vest in fiscal 2023 and beyond; (ii) a lump sum cash payment of $507,264, which was equivalent to Mr. Reddy’s then-current annual base salary, which was paid in March 2023, but was repaid to the Company during fiscal 2023; and (iii) the cash incentive payable to him under the terms of the Company’s STIP for fiscal 2022, which also was paid in March 2023. We also agreed to ensure that 3,880 performance-based restricted stock units granted to Mr. Reddy in fiscal 2022 would continue to vest and, to the extent vested, be settled in shares of Company common stock in the same manner and at the same time in fiscal 2025 as if Mr. Reddy had remained employed by us.
On December 23, 2022, we amended the transition agreement with Mr. Reddy to extend the separation date to June 30, 2023, and provide Mr. Reddy with certain additional compensation to retain him during this extended transition period. Under the amended transition agreement, we agreed to provide the following to Mr. Reddy: (i) a base salary of $525,000 and regular executive benefits during the extended transition period; (ii) a lump sum cash retention payment of $200,000; (iii) a cash payment equal to the value of his accrued and unused 2022 paid time off; (iv) 50% of his target cash incentive payable under the terms of the Company’s STIP for fiscal 2023 with a target cash incentive percentage of 80% of his annual base salary; and (v) a grant of 4,745 time-based restricted stock units, vesting ratably on March 31, 2023, and June 30, 2023.
Employment Agreement
In connection with his appointment as our President and Chief Executive Officer on March 21, 2023, we entered into a new employment agreement with Mr. Reddy. The employment agreement expressly canceled and superseded Mr. Reddy’s prior employment agreement, transition agreement and amended transition agreement, subject to certain exceptions. In addition, under the employment agreement, in fiscal 2023, Mr. Reddy repaid the Company payments that he received pursuant to the prior agreements.
Under the employment agreement, Mr. Reddy is entitled to receive an annual base salary of $775,000 and is entitled to participate in the Company’s STIP with an annual cash target cash incentive opportunity of 100% of his base salary (for 2023, prorated for the portion of the year in which he served in his prior transitional role at a target of 80% of his prior base salary and the portion of the year in which he served as President and Chief Executive Officer at a target of 100% of his new base salary). Under his employment agreement, Mr. Reddy is eligible to participate in the Company’s LTIP consistent with similarly situated executives. Pursuant to his employment agreement, Mr. Reddy received LTIP awards in 2023 with an aggregate grant value equal to $2,500,000, consisting of a mixture of time-based and performance- based restricted stock unit awards consistent with similarly situated executives. The employment agreement also provides that Mr. Reddy is eligible to participate in all benefit programs for which senior executives generally are eligible.
Under the employment agreement, if Mr. Reddy’s employment is terminated without cause or he resigns for good reason not in connection with a change in control (as described below), he will be entitled to receive a lump sum payment equal to two times his annual base salary in effect immediately prior to the termination (the “Lump Sum Severance Pay”) and continued coverage at active employee rates for one year after termination under the Company’s medical and dental plans (or reimbursement of Mr. Reddy’s cost of such coverage) (the “Group Health Severance Benefit”). In addition, all of Mr. Reddy’s time-vested restricted stock unit awards will automatically vest and all of his unvested performance-based restricted stock unit awards will remain outstanding and vest in accordance with their terms and the actual achievement of the applicable performance requirements. If Mr. Reddy’s employment is terminated without cause or he resigns for good reason in connection with, six months prior to, or within 24 months after a change in control of the Company, then he will be entitled to the severance benefits described above except that the amount of the Lump Sum Severance Pay will be equal to two times the sum of his annual base salary and target cash incentive in effect immediately prior to the termination, the Group Health Severance Benefit will consist of continued coverage at active employee rates for eighteen months after termination (or reimbursement of Mr. Reddy’s cost of such coverage), and all of his unvested performance-based restricted stock unit awards will remain outstanding and vest at the greater of target or actual performance, extrapolated as of the change in control termination through the end of the applicable performance period, provided that at least one year of the grant’s performance period has been completed as of the change in control termination.
As a condition to receiving the severance payments described above, Mr. Reddy is required to sign a release of claims against the Company and to comply with the restrictive covenants in his new employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
The initial term of Mr. Reddy’s employment under the employment agreement expired on March 21, 2025, and the agreement automatically extends for successive one-year terms unless we provide Mr. Reddy written notice of non-

extension at least 90 days prior to the expiration of the initial term or any successive term. The employment agreement also provides that the Board will take such action as may be necessary to appoint or elect Mr. Reddy as a member of the Board.
Employment Agreement with Mr. Wall
In connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer, we entered into an employment agreement, dated May 12, 2025, and effective as of May 19, 2025, under which Mr. Wall is entitled to receive an annual base salary of $575,000 and to participate in the STIP with an annual target cash incentive opportunity of 80% of his base salary (prorated for 2025 for the period of time he is employed with the Company). He also received a sign-on award of restricted stock units under the LTIP having an aggregate value equal to $375,000 as of the date of grant, with such award vesting in equal installments on the first three anniversaries of the date of grant, subject to his continued employment with the Company until the specified anniversary date. He is also eligible for annual awards under the LTIP and, for 2025, he received target LTIP awards with an aggregate grant date value equal to 125% of his base salary, consisting of a mixture of time-based and performance-based awards, consistent with similarly situated executives. The employment agreement also provides that Mr. Wall is eligible to participate in all benefit programs for which senior executives generally are eligible.

Mr. Wall is eligible to receive a separation benefit of 100% of his annual base salary, a pro-rated portion of his target annual incentive bonus for the year of termination, and one year of continued healthcare coverage (or reimbursement of Mr. Wall’s cost of such coverage) if he is terminated without cause or resigns from the Company for good reason not in connection with a change in control of the Company, subject to Mr. Wall’s execution of a release of claims against the Company. In the event of a qualifying termination following a change of control of the Company, Mr. Wall is eligible to receive a separation benefit of 200% of his annual base salary, the pro-rated portion of his target annual incentive bonus, 18 months of continued healthcare coverage (or reimbursement of Mr. Wall’s cost of such coverage), and accelerated vesting of all unvested time-based equity awards (unless the agreements for such awards, or the applicable equity plan, provides otherwise), subject to Mr. Wall’s execution of a release of claims against the Company. Mr. Wall is also entitled to certain other perquisites available to executives of the Company, including directors and officers liability coverage. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.

Employment Agreement with Mr. Wamser

In connection with his appointment as Senior Vice President and Chief Financial Officer, we entered into an employment agreement, dated July 6, 2023, and effective as of July 17, 2023, under which Mr. Wamser was entitled to receive an annual base salary of $575,000 and to participate in the STIP with an annual target cash incentive opportunity of 80% of his base salary (prorated for 2023 for the period of time he was employed with the Company). He also received a sign-on award of time-based restricted stock units under the LTIP having an aggregate value equal to $1,000,000 as of the date of grant, with such award vesting in equal installments on the first three anniversaries of the date of grant, subject to his continued employment with the Company until the specified anniversary date. He was also eligible for annual awards under the LTIP and, for 2023, he received target LTIP awards with an aggregate grant date value equal to 125% of his base salary, consisting of a mixture of time-based and performance-based restricted stock unit awards, consistent with similarly situated executives. The employment agreement also provided that Mr. Wamser was eligible to participate in all benefit programs for which senior executives generally are eligible.
Mr. Wamser was eligible to receive a separation benefit of 100% of his annual base salary, a pro-rated portion of his target annual incentive for the year of termination, and one year of continued healthcare coverage (or reimbursement of Mr. Wamser’s cost of such coverage) if he was terminated without cause or resigned from the Company voluntarily for good reason not in connection with a change in control of the Company, and was eligible to receive a separation benefit of 200% of his annual base salary, a pro-rated portion of his target annual incentive, 18 months of continued healthcare coverage (or reimbursement of Mr. Wamser’s cost of such coverage), and accelerated vesting of his time-based and performance-based equity awards (unless the agreements for such awards, or the applicable equity award plan, provides otherwise) in the event of a qualifying termination following a change in control of the Company, in each case subject to Mr. Wamser’s execution of a release of claims against the Company. Mr. Wamser was also entitled to certain other perquisites available to executives of the Company. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.

On January 8, 2025, Mr. Wamser provided notice of his decision to resign from BlueLinx Holdings Inc., effective January 24, 2025. Mr. Wamser was not eligible to receive, and did not receive, any of the severance benefits described above in connection with his resignation.
Agreements with Mr. Wilson
Employment Offer Letter

In connection with Mr. Wilson’s appointment as Chief Commercial Officer beginning April 1, 2024, we entered into an employment offer letter with Mr. Wilson, where he is entitled to receive an annual salary of $455,000. Mr. Wilson will also participate in the Company’s STIP with an annual target cash incentive opportunity of 65% of his base salary. He is also eligible for annual equity grants under the Company’s LTIP which, for 2024, included awards of restricted stock units with an aggregate value of 125% of his base salary consisting of 50% performance-based and 50% time-based restricted stock units priced using the average price over the 30-day trading period preceding her start date. Mr. Wilson is eligible to participate in all benefit programs for which senior executives generally are eligible, including insurance, vacation and other benefits.

Mr. Wilson is also covered under the Company’s Executive Severance Plan effective May 21, 2015, which provides for 12 months of severance pay and a pro rata STIP incentive based on actual performance attained in the event of his termination of employment without cause or resignation for good reason. Mr. Wilson is also eligible to receive accelerated vesting of his time-based and performance based equity awards (unless the agreements for such awards, or the applicable equity award plan, provides otherwise) in the event of a qualifying termination following a change in control of the Company, in each case subject to Mr. Wilson’s execution of a release of claims against the Company. Additionally, he is entitled to certain other perquisites available to executives of the Company and in-term and post-term restrictive covenants, including covenants prohibiting him from disclosing confidential information, soliciting employees, customers, or vendors, or competing with the Company.
Transition Agreement

On December 12, 2025, the Company and Mr. Wilson entered into a transition agreement pursuant to which, among other things, Mr. Wilson will retire from the Company effective August 1, 2026. Under the transition agreement, Mr. Wilson agreed to serve in his role as Chief Commercial Officer until January 4, 2026, and thereafter to serve as Senior Advisor to the CEO through August 1, 2026, to assist in the smooth transition of his duties through the termination date.

Pursuant to the transition agreement, the Company agreed to pay Mr. Wilson an amount equal to $100,000, paid in biweekly payroll payments in the ordinary course through the termination date, and any fiscal year 2025 short-term incentive bonus that would be payable to him under the terms of the Company’s annual short-term incentive plan. Also pursuant to the transition agreement, the Company agreed to permit 3,534 time-based restricted stock units granted to Mr. Wilson in 2023, 2024, and 2025 to vest in accordance with their terms in June 2026, and to ensure that 2,419 time-based restricted stock units granted in 2024 and 2025 (originally scheduled to vest in June 2027) would vest on August 1, 2026. Mr. Wilson agreed to forfeit any and all other outstanding restricted stock units, whether time-based or performance-based. The payments and benefits due to Mr. Wilson pursuant to the transition agreement were made in lieu of any other severance, notice rights, or benefits to which he may have been entitled. Payments and benefits under the transition agreement were conditioned upon the execution and non-revocation of a customary release of claims and a supplemental release to be signed on his termination date. In addition, under the transition agreement, Mr. Wilson confirmed the continued effectiveness of the existing restrictive covenants applicable to him under his existing restrictive covenant agreements with the Company. The Committee believes the payments and benefits under the transition agreement were reasonable and appropriate to ensure Mr. Wilson’s services during the transition period.

Clawback Policy
We have adopted a Policy on Recovery of Erroneously Awarded Incentive-Based Compensation, otherwise known as a “clawback policy”, in compliance with SEC rules and NYSE listing standards. Pursuant to the policy, if the Company is required to prepare an accounting restatement, the Company shall recover reasonably promptly any erroneously awarded incentive-based compensation (subject to certain regulatory exceptions) received by any of our current or former executive officers during the three fiscal years preceding the date the Company is required to prepare the accounting restatement, regardless of the individual fault of the executive for that accounting restatement. Methods of recovery include, but are not limited to, cancelling outstanding vested or unvested equity compensation awards; forfeiture of common stock obtained from equity compensation awards; seeking recovery of any gain realized from the vesting, exercise, settlement, sale, transfer or other disposition of any equity compensation awards; offsetting the value of any erroneously awarded incentive-based compensation against any other amounts owed by the Company to the executive, including salaries or cash incentives; or reducing future compensation payable to an executive. Furthermore, notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any executive that may be interpreted to the contrary, the Company will not indemnify any executive against the loss of erroneously awarded incentive-based compensation, including any payment or reimbursement for the cost of third-party insurance purchased by any current or former executive officer to fund potential clawback obligations under the policy.
Risk Analysis of Compensation Program
The Committee reviewed our compensation program to determine if it encourages excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. The Committee focused its review on incentive awards under our STIP and LTIP as the elements that could potentially incentivize unreasonable risk taking. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced.
The Committee believes that the mix of short-term and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, and the capping of payouts for the performance based STIP and LTIP compensation components further reduce any unreasonable risk-taking incentive that may be associated with these compensation elements. Further, the Committee believes that our executive stock ownership guidelines align executives with the long-term health of our Company. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.
Internal Revenue Code Section 162(m)
In connection with its determination of the various elements of compensation for our executive officers, the Committee considers the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) now limits the deductibility of compensation paid to $1 million annually, including performance-based compensation, for any person who was either the Company’s Chief Executive Officer or Chief Financial Officer at any time during that fiscal year or was one the Company’s three other most highly compensated executive officers for such fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the version of Section 162(m) in effect at that time. Notwithstanding Section 162(m), the Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.
Timing of Equity Awards
Although we do not have a formal policy with respect to the timing of our equity award grants, the Committee generally grants equity awards on a predetermined annual schedule, and we do not take material nonpublic information into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. We did not grant stock options, stock appreciation rights or similar option-like instruments during fiscal 2025.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Human Capital and Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
J. David Smith, Chair
Christina M. Corley
Kim S. Fennebresque
Keith A. Haas

COMPENSATION OF EXECUTIVE OFFICERS
2025 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for fiscal 2025, 2024, and 2023, as applicable, awarded to our named executive officers for fiscal 2025.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Shyam K. Reddy(3) President and Chief Executive Officer
	2025	838,154	420,750	4,086,804	—	23,514	5,369,222
	2024	797,654	—	3,000,003	884,295	27,407	4,709,359
	2023	725,760	—	3,380,390	785,292	17,077	4,908,519
C. Kelly Wall(4) Senior Vice President, Chief Financial Officer and Treasurer
	2025	342,788	129,000	1,214,269	—	7,737	1,693,794
Andrew Wamser(5) Former Senior Vice President, Chief Financial Officer and Treasurer
	2025	58,974	—	—	—	1,584	60,558
	2024	575,000	—	718,704	—	6,216	1,299,920
	2023	254,329	—	1,718,743	238,209	3,686	2,214,967
Kimberly A. DeBrock(6) Vice President and Chief Accounting Officer; Former Interim Principal Financial Officer
	2025	321,037	115,000	152,930	—	9,703	598,670
Michael Wilson(7) Senior Advisor to the CEO; Former Chief Commercial Officer
	2025	464,975	137,000	677,947	—	255,101	1,535,023
	2024	443,423	—	568,714	288,012	10,855	1,311,004
_____________________
(1)Amounts reflect discretionary cash bonuses received by the named executive officer in 2025. For Ms. DeBrock, this amount also includes a discretionary bonus of $50,000 in connection with her service as the interim principal financial officer during a portion of 2025.
(2)Amounts reflect the aggregate grant-date fair value of awards granted in the year indicated computed in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Stock Awards consist of time-based RSUs, performance-based RSUs, and market-based RSUs. The time-based RSUs and the performance-based RSUs were valued using the closing price of common stock of the Company on the grant date. The market-based RSUs are subject to vesting based on rTSR and their grant-date fair value was estimated using a Monte Carlo simulation in an option pricing framework. The grant-date fair value of the market-based RSUs granted in fiscal 2025 was $2,336,801 for Mr. Reddy, $479,937 for Mr. Wall, and $391,146 for Mr. Wilson. If the maximum level of performance were to be achieved, the maximum potential value of these awards (calculated by multiplying the maximum number of shares by the closing price of our common stock on the grant date) would be $3,500,006 for Mr. Reddy, $718,838 for Mr. Wall, and $585,850 for Mr. Wilson. The time-based RSUs generally vest in increments over multi-year periods and the performance-based RSUs and the market-based RSUs are contingent on the satisfaction of certain performance conditions generally over a cumulative multi-year period. As a result, awards accounted for using the grant date fair value may not be indicative of the ultimate value the executive may receive under these grants. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 11 ("Share-Based Compensation") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026.
(3)The amount set forth under “All Other Compensation” for fiscal 2025 consists of (i) an immaterial amount of Company-paid life insurance premiums on behalf of Mr. Reddy and (ii) the amount of $8,750 for Company matching contributions to the 401(k) plan and (iii) $10,000 for car allowance.

(4)Mr. Wall was appointed Senior Vice President, Chief Financial Officer and Treasurer, effective May 19, 2025. The amount set forth under “All Other Compensation” for fiscal 2025 consists of Company matching contributions to the 401(k) plan and Company-paid life insurance premiums on behalf of Mr. Wall.
(5)Mr. Wamser departed from his role as Senior Vice President, Chief Financial Officer and Treasurer, effective January 24, 2025. The amount set forth under “All Other Compensation” for fiscal 2025 consists of Company matching contributions to the 401(k) plan and Company-paid life insurance premiums on behalf of Mr. Wamser.
(6)The amount set forth under “All Other Compensation” for fiscal 2025 consists of Company matching contributions to the 401(k) plan.
(7)The amount set forth under “All Other Compensation” for fiscal 2025 includes $245,398 relating to the modification of certain time-based RSUs previously granted to Mr. Wilson that were modified on December 12, 2025 in connection with the Transition Agreement between the Company and Mr. Wilson. In accordance with FASB ASC Topic 718, the amount relating to the modification represents the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. This column also includes Company matching contributions to the 401(k) plan, and Company-paid life insurance premiums on behalf of Mr. Wilson. For a more detailed description of the terms of this Transition Agreement, please see "Employment Agreements and Offer Letters" above.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025

The Committee granted annual cash incentive awards under our STIP and time-based RSU awards and market-based RSU awards under our LTIP to our named executive officers during fiscal 2025. Set forth below is information regarding awards granted in fiscal 2025. Mr. Wamser did not receive any plan-based awards during fiscal 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3) #	Grant Date Fair Value of Stock and Option Awards(4) $

		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

Shyam Reddy
STIP		467,500	935,000	1,870,000	—	—	—	—	—
RSUs	6/6/25	—	—	—	7,793	25,976	51,952	—	2,336,801
RSUs	6/6/25	—	—	—	—	—	—	25,976	1,750,003
C. Kelly Wall
STIP		145,962	291,923	583,846	—	—	—	—	—
RSUs	5/19/25	—	—	—	—	—	—	5,363	374,981
RSUs	6/6/25	—	—	—	1,601	5,335	10,670	—	479,937
RSUs	6/6/25	—	—	—	—	—	—	5,334	359,352
Andrew Wamser	—	—	—	—	—	—	—	—	—
Kimberly DeBrock
STIP		64,715	129,430	258,860	—	—	—	—	—
RSUs	6/6/25	—	—	—	—	—	—	2,270	152,930
Michael Wilson
STIP		152,311	304,623	609,245	—	—	—	—	—
RSUs	6/6/25	—	—	—	1,304	4,348	8,696	—	391,146
RSUs	6/6/25	—	—	—	—	—	—	4,347	292,857
Modified RSUs	12/12/25	—	—	—	—	—	—	5,953	245,398
_____________________
(1)Represents the threshold, target and maximum amounts that the named executive officers could have earned with respect to fiscal 2025 under our STIP based on performance against pre-determined goals set by the Committee for Adjusted EBITDA and ROWC, measured on a Company-wide basis. The amounts actually earned are included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. Each named executive officer’s target payment is expressed as a percentage of such officer’s annual base salary. For fiscal 2025, the target percentage was 110% for Mr. Reddy, 80% for Mr. Wall, 40% for Ms. DeBrock and 65% for Mr. Wilson. Mr. Wall's threshold, target and maximum amounts were pro-rated based on the portion of fiscal 2025 during which he was employed by the Company. See “Annual Incentives” for additional details.
(2)Represents the threshold, target and maximum payouts under market-based RSUs granted to our named executive officers in fiscal 2025 under our LTIP. See “Long-Term Equity Incentive Plan” for additional details.
(3)Represents the time-based RSUs granted to our named executive officers in fiscal 2025 under our LTIP. See “Long-Term Equity Incentive Plan” for additional details. For Mr. Wilson, this column also represents the modification of certain RSUs on December 12, 2025, in connection with the Transition Agreement between him and the Company. Pursuant to FASB ASC Topic 718, the amount reported for Mr. Wilson is the excess of the fair value of the modified award over the fair value of the original award immediately prior to the modification. No new underlying shares were issued in connection with the modification.
(4)Represents the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of the market-based RSUs was estimated to be $89.96 using a Monte Carlo simulation in an option pricing framework. The remaining awards were valued based on the grant date share price of our common stock of $67.37 on June 6, 2025 and $69.92 on May 19, 2025. The modification date share price for Mr. Wilson was $65.28 on December 12, 2025 which was the closing price of a share of our common stock on that date These amounts do not correspond to the actual economic value of the awards that may be realized by each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table sets forth certain information with respect to unexercised and/or unvested equity awards held on January 3, 2026, by each of our named executive officers.

	Option/SAR Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Option Exercisable	Number of Securities Underlying Unexercised Option Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)

Shyam K. Reddy(4)	—	—	—	—	41,627	2,528,840	57,571	3,497,438
C. Kelly Wall(5)					10,697	649,843	5,335	324,101
Andrew Wamser	—	—	—	—	—	—	—	—
Kimberly A. DeBrock(6)					2,930	177,998	1,341	81,466
Michael Wilson(7)	—	—	—	—	7,402	449,672	10,604	644,193
_____________________
(1)Consists of time-based RSUs generally subject to the executive’s continued service with the Company through the applicable vesting dates. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.
(2)The market value of these awards was computed based on the closing price of our common stock on the NYSE on January 2, 2026, of $60.75.
(3)Consists of performance-based RSUs granted in fiscal 2023 and fiscal 2024 and market-based RSUs granted in fiscal 2025. These awards vest on the date the Committee determines the Company’s performance under the terms of each award. See “Payments Upon Certain Events of Termination or Change in Control” and “Employment Agreements and Offer Letters” for information regarding any accelerated vesting in connection with these awards.
(4)Mr. Reddy’s outstanding awards consists of 41,627 unvested time-based RSUs that vest as follows: 5,411 in one remaining installment (of a total grant of 16,234 shares that vest in three equal annual installments beginning on June 7, 2024); 10,240 in two remaining installments (of a total of 15,631 shares that vest in three equal annual installments beginning on June 7, 2025); and 25,976 in three equal annual installments beginning on June 6, 2026. Mr. Reddy’s outstanding awards also included 57,571 unvested performance-based and market-based RSUs of which 16,234 performance-based RSUs were granted on June 7, 2023, 15,361 performance-based RSUs were granted on June 7, 2024, and 25,976 market-based RSUs were granted on June 6, 2025, with each vesting according to their terms.
(5)Mr. Wall's outstanding awards consists of 10,697 unvested time-based RSUs that vest as follows: 5,363 that vest in three equal annual installments beginning on May 19, 2026 and 5,334 that vest in three equal annual installments beginning on June 6, 2026. Mr. Walls’s outstanding awards also included 5,335 unvested market-based RSUs of which were granted on June 6, 2025, and vest according to their terms.
(6)Ms. DeBrock’s outstanding awards consists of 2,930 unvested time-based RSUs that vest as follows: 232 in one remaining installment (of a total grant of 697 shares that vest in three equal annual installments beginning on October 18, 2026), 428 in two remaining installments (of a total grant of 643 shares that vest in three equal annual installments beginning on June 17, 2025), and 2,270 in three remaining installments that vest in three equal annual installments beginning on June 6, 2026. Ms. DeBrock’s outstanding awards also included 1,341 unvested performance-based RSUs of which 697 were granted on October 18, 2023 and 644 were granted on June 7, 2024, and vest according to the formula stated above.

(7)Mr. Wilson’s outstanding awards consists of 7,402 unvested time-based RSUs that vest as follows: 1,114 in one remaining installment (of a total grant of 3,344 shares that vest in three equal annual installments beginning on June 7, 2024), 1,941 in two remaining installments (of a total grant of 2,912 in three equal annual installments beginning on June 7, 2025) and 4,347 in three equal annual installments beginning on June 6, 2026. Mr. Wilson’s outstanding awards also included 10,604 unvested performance-based and market-based RSUs of which 3,344 performance-based RSUs were granted on June 7, 2023, 2,912 performance-based RSUs were granted on June 7, 2024 and 4,348 market-based RSUs granted on June 6, 2025.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2025

The following table provides information for the named executive officers regarding (i) Company stock option exercises during 2025, including the number of shares acquired upon exercise and the value realized and (ii) the number of shares acquired upon the vesting of Company stock awards, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Shyam Reddy	—	—	11,233	764,724
C. Kelly Wall	—	—	—	—
Andrew Wamser	—	—	—	—
Kimberly A. DeBrock	—	—	447	30,759
Michael Wilson	—	—	3,659	259,934
_____________________
(1)Market value of these awards was computed based on the closing price of our common stock on the NYSE on the applicable vesting date.
PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL
As described above under “Compensation Discussion and Analysis — Employment Agreements and Offer Letters,” our named executive officers are entitled to receive payments and accelerated vesting of certain equity awards in connection with the termination of their employment by the Company in certain circumstances, including in the event of a change in control of the Company. The award agreements evidencing the RSUs granted to our named executive officers also provide for accelerated vesting in connection with the termination of their employment in certain circumstances. The tables that follow below describe these payments and the treatment of these awards under various circumstances as if they had occurred on and as of January 3, 2026. Mr. Wamser resigned from his role as Senior Vice President, Chief Financial Officer and Treasurer, effective January 24, 2025. He did not receive, nor was he entitled to, any of the severance benefits described below in connection with his resignation.
Termination by the Company “without cause” or by the executive for “good reason” not in connection with Change in Control
The following table describes the salary, incentive, continuing medical coverage or equivalent value, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to each of our named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” or by the executive for “good reason” on January 3, 2026, other than Mr. Wamser and Ms. DeBrock, who were not entitled to any such benefits. The amounts set forth in the table below would be payable to the applicable named executive officer pursuant to the terms of such officer’s agreements or offer letters with the Company, as described in the footnotes to the table as well as above under “Employment Agreements and Offer Letters”, and the terms of the BlueLinx Holdings Inc. Executive Severance Plan, to the extent that such named executive officer participates in the plan through the terms of his or her agreement or offer letter with the Company. The definitions of “termination without cause” and “good reason” are included in each executive officer’s respective employment agreements or offer letters, or the Executive Severance Plan, as applicable.

Name	Salary and Cash Incentive ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)	Value of Performance- Based Restricted Stock ($)(4)	Total ($)

Shyam Reddy	1,700,000	—	2,528,840	705,385	4,934,225
C. Kelly Wall	866,923	26,250	—	—	893,173
Andrew Wamser	—	—	—	—	—
Kimberly DeBrock	—	—	—	—	—
Michael Wilson	—	—	—	—	—
_____________________
(1)For Mr. Reddy, represents two times his current base salary. For Mr. Wall, represents one times his current base salary plus a pro rata portion of the STIP award for the performance year in which the termination occurred.
(2)Represents the cost of COBRA premiums for Messrs. Wall, and Wilson (and, if applicable, their dependents) to continue participation in the Company’s medical, dental, and vision plans for twelve months following termination of employment. Mr. Reddy does not participate in the Company's medical benefits plan.
(3)Represents full vesting of all unvested time-based RSUs. The value of these awards was computed based on the closing price of our common stock on the NYSE on January 2, 2026, of $60.75.
(4)Represents an estimate of the value of Mr. Reddy's unvested performance-based and market-based RSUs that shall remain outstanding and shall vest and become non-forfeitable in accordance with their terms and based on the actual performance of the Company.
Change in Control
Named executive officers are not entitled to any payments or benefits solely due to the occurrence of a change in control of the Company. Amounts payable to them upon certain types of termination of employment prior to, in connection with, or within 24 months following, a change in control of the Company are disclosed below under “Termination in Connection with a Change in Control.”
Termination in Connection with a Change in Control
The following table describes the salary, incentive, continuing medical coverage, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to the named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements or RSU award agreements) or by the executive for “good reason” (as defined in their respective employment agreements or RSU award agreements) in connection with a change in control of the Company that occurred on January 3, 2026, other than Mr. Wamser, who was not entitled to any such benefits. Such amounts set forth in the table below would be payable to such named executive officer pursuant to the terms of such executive officer’s agreements with the Company as described in the footnotes to the table below as well as under “Employment Agreements and Offer Letters.”

Name	Salary and Incentive ($)(1)	Continuing Medical Coverage ($)(2)	Value of Time-Based Restricted Stock Units ($)(3)	Value of Performance- Based Restricted Stock ($)(4)	Total ($)

Shyam Reddy	3,570,000	—	2,528,840	3,497,438	9,596,278
C. Kelly Wall	1,441,923	39,375	649,843	324,101	2,455,242
Andrew Wamser	—	—	—	—	—
Kimberly DeBrock	—	—	177,998	81,466	259,464
Michael Wilson	—	—	449,672	644,193	1,093,865
_____________________
(1)For Mr. Reddy, represents two times his current base salary plus two times his target STIP award for the performance year in which the termination occurred. For Mr. Wall, represents two times his current base salary and target STIP award for the performance year in which the termination occurred. For Mr. Wilson, represents his salary under the Transition Agreement effective as of December 12, 2025, and a pro rata portion of the STIP award he would have earned for the performance year in which the termination occurred based on actual achievement of applicable performance goals for such year.
(2)Represents the cost of COBRA premiums for Mr. Wall for 18 months (and, if applicable, his dependents) to continue participation in the Company’s medical, dental, and vision plans following termination of employment. Mr. Reddy does not participate in the Company's medical benefits plan.
(3)Represents full vesting of all unvested time-based RSUs. The value of these awards was computed based on the closing price of our common stock on the NYSE on January 2, 2026, of $60.75.
(4)All performance-based and market-based RSUs would vest in accordance with their terms as if the performance criteria were satisfied based on the greater of target performance or actual performance through the date of the change in control.

Restrictive Covenants

Any of the Company’s obligations to make cash payments following the termination of employment are contingent upon compliance with certain restrictive covenants contained in employment, severance, retirement or consulting agreements, as applicable. The restrictive covenants for our named executive officers prohibit, during periods defined in their applicable agreement and subject to certain limited exceptions, (1) competing with the Company, (2) employing or soliciting Company employees, (3) soliciting Company vendors or customers, (4) interfering with Company relationships with its customers or vendors, and (5) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year and soliciting activities for a period of two years following the later of the expiration or termination of employment under the employment agreement.
Executive Officer Stock Ownership Guidelines
We designed our Stock Ownership Guidelines to align our executives’ and designated officers’ interests with the long-term interest of our stockholders. Under the guidelines: (i) the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least five times his or her then-current base salary, (ii) each chief-level executive reporting directly to the Chief Executive Officer is expected to own shares of our stock with a market value equal to at least two times such officer’s then-current base salary and (iii) each vice president is expected to own shares of our stock with a market value equal to at least one times his or her then-current base salary. Employees who hold positions with both a chief-level title and a vice president title are treated as a vice president for purposes of ownership requirements under the guidelines. If an executive or designated officer’s stock ownership is below the applicable requirement, he or she must hold all shares of our stock, including shares received by such person upon the vesting of any equity awards, until the applicable requirement is met. We monitor compliance with the guidelines and provide reports to the Nominating and Governance Committee annually. Shares included for purposes of determining whether an executive or officer has met the stock ownership requirement, include: (1) shares owned individually, either directly or indirectly, including shares held in retirement accounts; (2) shares owned jointly with, or separately by, a spouse, domestic partner and/or minor children, either directly or indirectly, including shares held in a trust for the benefit of the individual or his or her spouse, domestic partner and/or minor children; (3) restricted stock, restricted stock units or other forms of equity awards to the extent vesting is based solely on the passage of time; and (4) any other shares of which the individual is deemed to be the “beneficial owner” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended.
Human Capital and Compensation Committee Interlocks and Insider Participation
No member of the Human Capital and Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationships requiring disclosure under the rules of the SEC.

CEO PAY RATIO
Pursuant to SEC rules adopted in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of its median employee’s annual total compensation for fiscal 2025, to the annual total compensation of its principal executive officer for fiscal 2025. The Company’s principal executive officer as of the end of fiscal 2025 was Shyam Reddy, who was serving as the Company’s President and Chief Executive Officer.
Mr. Reddy had 2025 annual total compensation of $5,369,222 as reflected in the Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for fiscal 2025 (excluding Mr. Reddy) was $84,578. As a result, we estimate that Mr. Reddy’s 2025 annual total compensation was approximately 63.5 times that of our median employee.
In determining the median employee, a listing was prepared of all employees as of December 31, 2025 (excluding Mr. Reddy). This list included approximately 2,045 employees, most of whom work on a full- time basis. Total cash compensation paid from December 29, 2024, to December 21, 2025 was gathered for each employee. We calculated the median employee’s 2025 compensation as it would appear in the Summary Compensation Table and compared that amount to Mr. Reddy’s 2025 compensation as it appears in the Summary Compensation Table. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

PAY VERSUS PERFORMANCE
The table set forth below reports, for the past five fiscal years, (i) the compensation of our Principal Executive Officer (PEO), and the average compensation of our other named executive officers (our Non- PEO NEOs), (ii) the “compensation actually paid” to our PEO, and the average of the “compensation actually paid” to our Non-PEO NEOs, each as calculated pursuant to SEC rules, and (iii) certain performance measures required by SEC rules. The table reflects compensation amounts for 3 PEOs: the “3rd PEO”, Mitchell B. Lewis, retired as our President and Chief Executive Officer, effective June 7, 2021; the “2nd PEO”, Dwight Gibson, resigned as our President and Chief Executive Officer, effective March 21, 2023; and the “1st PEO”, Shyam Reddy, was appointed as our President and Chief Executive Officer on March 21, 2023.

Year	Summary Comp. Table Total for 1st PEO ($)(1)	Summary Comp. Table Total for 2nd PEO ($)(1)	Summary Comp. Table Total for 3rd PEO ($)(1)	Comp. Actually Paid to 1st PEO ($)(2)(5)	Comp. Actually Paid to 2nd PEO ($)(2)(5)	Comp. Actual Paid to 3rd PEO ($)(2)(5)	Average Summary Comp. Table Total for Non-PEO NEOs ($)(3)	Average Comp. Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (000’s) ($)(8)	Adj. EBITDA (000’s) ($)(9)

									BXC TSR ($)(6)	Peer Group TSR ($)(7)

(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,369,222	—	—	1,126,322	—	—	972,011	38,127	207.62	181.84	219	82,569
2024	4,709,359	—	—	2,285,809	—	—	1,238,896	510,851	354.48	182.29	53,116	131,356
2023	4,908,519	2,848,832	—	5,754,555	3,354,504	—	1,308,091	715,233	387.25	166.00	48,536	182,804
2022	—	3,900,941	—	—	4,489,375	—	2,256,926	2,168,285	243.03	104.70	296,176	477,742
2021	—	5,283,864	2,099,958	—	9,725,418	7,081,834	1,686,879	6,330,760	327.27	148.81	296,133	464,071
___________________
(1)    Reflects compensation amounts reported in the Summary Compensation Table for each PEO.
(2)    Reflects “compensation actually paid” to Messrs. Lewis, Gibson and Reddy, respectively, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by Messrs. Lewis, Gibson or Reddy.
(3)    Reflects the average of the compensation amounts reported in the Summary Compensation Table for our non-PEO NEOs for the respective years shown. The following non-PEO NEOs are included in the average figures shown:

Fiscal 2021: Kelly Janzen, Shyam K. Reddy
Fiscal 2022: Kelly Janzen, Shyam K. Reddy, Kevin A. Henry
Fiscal 2023: Kelly Janzen, Kevin A. Henry, Tricia A. Kinney, Andrew Wamser
Fiscal 2024: Michael Wilson, Tricia A. Kinney, Andrew Wamser
Fiscal 2025: C. Kelly Wall, Kimberly DeBrock, Andrew Wamser, Michael Wilson

(4)    Reflects the average “compensation actually paid” to our non-PEO NEOs, calculated in accordance with SEC rules, which does not reflect compensation actually earned, realized or received by our non- PEO NEOs. The “compensation actually paid” in fiscal 2025 resulted in negative values primarily due to the decline in our stock price during 2025 and the awards forfeited by Mr. Wamser during 2025.
(5)    In accordance with SEC rules, the following adjustments were made to the total compensation of the 1st PEO for fiscal 2025 to determine his “compensation actually paid” and to the average total compensation of our non-PEO NEOs for fiscal 2025 to determine their average “compensation actually paid.” Prior fiscal years adjustments are disclosed in the Company’s proxy statements filed in fiscal 2025, fiscal 2024 and fiscal 2023, “Pay vs. Performance,” footnote 5. According to SEC guidance, subsequent tables may present only the most recent fiscal year unless material to an understanding of the table and relationships for the most recent fiscal year.

	1st PEO ($)	Average for Non-PEO ($)
Summary Compensation Table (SCT)	5,369,222	972,011
Adjustments
Less: Grant-date fair value of equity award amounts reported in SCT for covered year	(4,086,804)	(511,286)
Plus: Year-end fair value of equity awards granted in covered year	2,283,427	328,713
Change in fair value of outstanding, unvested awards granted in prior years(10)	(2,033,256)	(130,579)
Fair value as of vesting date for awards granted and vested in covered year	—	—
For awards granted in prior years that vest in the fiscal year, the change in fair value from the end of the prior fiscal year to the vesting date	(406,267)	(33,850)
For awards granted in prior years that are determined to fail to meet the applicable vesting conditions (i.e., are forfeited), deduct the amount equal to the fair value at the end of the prior fiscal year	—	(586,882)
Compensation Actually Paid	1,126,322	38,127
(6)    For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ended on each of January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022, and January 1, 2022, assuming an initial investment of $100 in the Company’s stock on December 28, 2019.
(7)    For the relevant fiscal year, represents the cumulative total shareholder return of the S&P 600 Building Products Index for the measurement periods ended on each of January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022, and January 1, 2022, assuming an initial investment of $100 on January 2, 2021.
(8)    Reflects “Net Income” in the Company’s Consolidated Statements of Operations and Comprehensive Income included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022, and January 1, 2022.
(9)    Adjusted EBITDA is the most important financial performance measure used by the Company to link compensation actually paid to the PEO and non-PEO NEOs in fiscal 2025 to the Company’s performance. Adjusted EBITDA, a non-GAAP measure, is defined and described in “Compensation Discussion and Analysis.”
(10)  Includes adjustments made in fiscal 2025 to reflect estimated achievement probabilities for the performance goals under performance-based restricted stock units granted in fiscal 2024 as follows: 0% expected achievement, reduced from 100% expected achievement as of the end of fiscal 2024. For the performance-based restricted stock units granted in 2022 and 2023, actual and estimated achievement of the performance goals were adjusted in fiscal 2024 and no subsequent adjustments were made in 2025 for these grants. Actual achievement of the performance goals for the unvested performance-based restricted stock units granted in fiscal years 2023 and 2024 will not be known until the end of the 3-year cumulative performance periods and could differ from the estimates reflected herein.
Financial Performance Measures
As discussed in the “Compensation Discussion and Analysis,” our executive compensation program and compensation decisions reflect the guiding principles of being linked to long-term performance and aligned with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s financial performance are as follows:

Performance Metrics
Adjusted EBITDA
Return on Working Capital
Total Shareholder Return
Relationship Between Compensation Actually Paid and Performance Measures
The following graphs illustrate the relationship between the pay and performance figures that are included in the pay-versus-performance tabular disclosure above. The first graph below illustrates the relationship between our total shareholder return, the total shareholder return of the S&P 600 Building Products Index, and “compensation actually paid”

to our NEOs for each applicable fiscal year. The second graph below illustrates the relationship between our net income and “compensation actually paid” to our NEOs for each applicable fiscal year. The third graph below illustrates the relationship between our Adjusted EBITDA and “compensation actually paid” to our NEOs for each applicable year. As noted, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable fiscal years. Net income for fiscal year 2023 was reduced by a one-time charge of $34.9 million, including income tax expense, related to the settlement of our legacy defined benefit pension plan through the purchase of an insurance annuity contract that transfers responsibility for the pension obligations to the annuity.

Compensation Actually Paid vs. TSR of Company and Peer Group
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
Total Shareholder Return
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
$(100.00)
2021
2022
2023
2024
2025
CAP 1st CEO
CAP 2nd CEO
CAP 3rd CEO
Avg. CAP Non-PEO NEO
BXC TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (in thousands)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
Compensation Actually Paid
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
Net Income (in thousands)
2021
2022
2023
2024
2025
CAP 1st CEO
CAP 2nd CEO
CAP 3rd CEO
Avg. CAP Non-PEO NEO
Net Income (000,s)

Compensation Actually Paid vs. Adj. EBITDA (in thousands)
Compensation Actually Paid
Adjusted EBITDA (in thousands)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
2021
2022
2023
2024
2025
CAP 1st CEO
CAP 2nd CEO
CAP 3rd CEO
Avg. CAP Non-PEO NEO
Adj. EBITDA (000,s)

DIRECTOR COMPENSATION FOR 2025
The following table sets forth the compensation for each person who was a member of our Board for fiscal 2025, other than Mr. Reddy, who served as the President and Chief Executive Officer of the Company during fiscal 2025 and whose compensation is reported above in the 2025 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Christina M. Corley	25,577	94,875	—	120,452
Anuj Dhanda	95,000	145,014	—	240,014
Dominic DiNapoli	43,125	—	—	43,125
Kim S. Fennebresque	140,000	225,003	—	365,003
Keith A. Haas	95,000	145,014	17,908	257,922
Mitchell B. Lewis	107,500	145,014	12,124	264,638
J. David Smith	125,000	145,014	—	270,014
Carol B. Yancey	125,000	145,014	12,124	282,138
Marietta Edmunds Zakas	95,000	145,014	—	240,014
_____________________
(1)Our directors who are not employees of the Company receive an annual director’s retainer fee that consists of both a cash component and an equity component, as further described below. All directors, including those directors who are employed by the Company, are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings, and may, at the discretion of the Board, be entitled to additional fees for special or extraordinary services for or on behalf of our Board or Company.
For fiscal 2025, the Board approved the following cash retainer arrangements: (i) each non-employee director other than our Chairman of the Board received an annual cash retainer of $95,000 for their services as a director of the Company during fiscal 2025 and (ii) our current Chairman of the Board, Mr. Fennebresque, received an annual cash retainer of $140,000 for his services as Chairman and a director of the Company during fiscal 2025. In addition, for fiscal 2025, the Chair of our Audit Committee received an additional annual cash retainer of $30,000, the Chair of our Human Capital and Compensation Committee received an additional annual cash retainer of $30,000, and the Chair of our Nominating and Governance Committee received an additional annual cash retainer of $20,000, in each case for their service as the Chair of such committee. Mr. DiNapoli and Ms. Corley each received pro-rated annual cash retainers for their 2025 Board service. Mr. DiNapoli and Mr. Lewis also received a pro-rated cash retainer for their respective service as Chair of the Nominating and Governance Committee during 2025.
(2)For fiscal 2025, each non-employee director also received an annual equity award in time-based restricted stock units. To encourage directors to have a meaningful ownership stake in the Company during their tenure on our Board, the outstanding restricted stock units vest one year from the grant date. For fiscal 2025, each non-employee director, except for Ms. Corley as described below, received approximately $145,000 in time-based restricted stock units, and Mr. Fennebresque received approximately $225,000 in time-based restricted stock units for his service as Chairman of the Board. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on May 19, 2025, with a one-year vesting term. Ms. Corley received a pro-rated grant of restricted stock units on September 30, 2025, which is scheduled to vest in full on May 19, 2026. The grant date fair value may not be indicative of the ultimate value the director may realize under these grants.
(3)Directors Haas, Lewis and Yancey opted to be part of the Company’s health insurance benefits plan. The portion of the premiums paid by the Company are listed in “All Other Compensation.”
Director Stock Ownership Guidelines
Our Director Stock Ownership Guidelines for our non-employee directors were established to align their interests with the long-term interests of our stockholders. During 2022, these guidelines were amended to increase the non-employee director share ownership requirement from a market value equal to at least three times the cash component of the annual Board retainer to five times the cash component of the annual Board retainer. Each director is expected to satisfy these guidelines within five years of the date they join our Board.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by, and in compliance with, the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements, and cybersecurity oversight. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee held eight meetings during fiscal 2025. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s management, appropriate financial personnel, and the independent registered public accounting firm. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 3, 2026, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reports and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended January 3, 2026, for filing with the SEC.
Respectfully Submitted by:
The Audit Committee of the
Board of Directors:
Carol B. Yancey, Chair
Anuj Dhanda
Marietta Edmunds Zakas
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent this information is specifically incorporated by reference and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
The charter of the Nominating and Governance Committee provides that it shall review, approve and monitor all transactions or relationships involving the Company and a Board member or an officer of the Company who is subject to Section 16 of the Exchange Act. To assist with this review process, the Board adopted a written policy on related person transactions for directors and executive officers that provides procedures for the review and approval or ratification of certain transactions in which a related person has or will have a direct or indirect material interest. Under our policy, a related person includes (1) directors and executive officers of the Company, (2) any beneficial owner of greater than 5% of any class of the Company’s voting securities, (3) any immediate family member of any of the foregoing or (4) any entity in which any of the foregoing acts as an officer, general partner or otherwise controls or holds a 10% ownership interest. While the policy covers related person transactions in which the amount involved exceeds $5,000, the policy provides that only related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by applicable securities laws and regulations. Prior to entering into a transaction with the Company, directors and executive officers are required to advise the Corporate Secretary of any transaction that could reasonably constitute a related person transaction. In order to assist in identifying potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Conduct, may be anonymously reported by employees and others through our Business Conduct and Ethics Hotline.
If a related person transaction is identified or confirmed by the Company’s Legal department, we present the transaction to the Nominating and Governance Committee (or, if so, determined by the committee, the disinterested members of the Board) for review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of our Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
For fiscal 2025, there were no related person transactions for which disclosure was required.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT
To help discharge its responsibilities, our Board has adopted Corporate Governance Guidelines on significant corporate governance issues. Our Corporate Governance Guidelines also provide for an annual self-evaluation by the Board itself and its committees to determine whether they are functioning effectively.
We also have a Code of Conduct that sets the standard for ethics and compliance for all employees and officers as well as members of our Board. Among other things, our Code of Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action. Any amendment to or waiver of our Code of Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com. The Company will waive application of the policies set forth in the Code of Conduct only where there exist specific circumstances warranting the grant of a waiver. Waivers of this Code for directors and executive officers may be made only by the whole Board of Directors or the Audit Committee of the Board and must be promptly disclosed as required by law or regulation.
Our current Corporate Governance Guidelines and our current Code of Conduct may be found on our website, www.BlueLinxCo.com. Additionally, our Corporate Governance Guidelines and Code of Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., Attn: General Counsel and Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

INSIDER TRADING POLICY AND PROHIBITION ON HEDGING AND PLEDGING
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers and employees of the Company. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Insider Trading Policy prohibits trading in our securities if a person covered by the policy is aware of material non-public information (subject to certain exceptions, including transactions made pursuant to a written plan that has been adopted in conformity with Rule 10b5-1 under the Exchange Act and approved by us in accordance with the policy). The Insider Trading Policy includes quarterly and other trading blackouts and sets forth the procedures covered persons must follow before transacting in our securities, including pre-clearance by our General Counsel and Chief Executive Officer of all transactions by directors and executive officers. Under the Insider Trading Policy, directors, officers and employees are also prohibited from disclosing material non-public information about the Company to any other persons. Our Insider Trading Policy also prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchanging funds with respect to our common stock. Those transactions allow the director, officer, or employee to continue to own covered securities but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objective as other stockholders. In addition, our policy prohibits all directors, officers, and employees from holding our securities in a margin account or pledging our securities as collateral for a loan or other obligation.
SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2027 annual meeting of stockholders in May 2027. If you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 10, 2026. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act. In addition to stockholder proposals needing to comply with applicable laws, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2027 annual meeting must give us timely written notice under our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., Attn: General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. To be timely, notice must be delivered to our Legal Department before February 13, 2027, but no earlier than January 14, 2027; provided, that, in the event the date of the 2027 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2026 Annual Meeting, notice by the stockholder must be delivered not later than the 90th day before the 2027 annual meeting or, if later, 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
In addition, any stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, BlueLinx Holdings Inc., c/o General Counsel & Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, or by telephoning the Company at 770-953-7000.

FORM 10-K
Our Form 10-K for fiscal 2025, which is part of our Annual Report to Stockholders, including the financial statements and a list of exhibits, is enclosed with this proxy statement. Copies of exhibits filed with our Form 10-K are available upon written request without charge. Requests should be sent to BlueLinx Holdings Inc., Attn: Investor Relations, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. They are also available, free of charge, at the SEC’s website, www.sec.gov.

APPENDIX A
FIRST AMENDMENT TO THE BLUELINX HOLDINGS INC. 2021 LONG-TERM INCENTIVE PLAN
THIS FIRST AMENDMENT (“First Amendment”) is made this 7th day of April, 2026, and effective as specified below, by BlueLinx Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors (the “Board”) of the Company adopted, subject to stockholder approval, the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the “Plan”) on March 25, 2021;

WHEREAS, the stockholders of the Company approved the Plan on May 20, 2021;

WHEREAS, Section 18.1 of the Plan provides, in part, that the Board or the Compensation Committee of the Board (the “Committee”) may amend the Plan in whole or in part at any time and from time to time and that, to the extent required by law, regulation or stock exchange rule, no such amendment shall be effective unless approved by the Company’s stockholders; and

WHEREAS, the Committee now desires to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares available for issuance pursuant to Awards under the Plan by 750,000 shares.

NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to approval by the stockholders of the Company:

1.Section 4.1(a) is amended by deleting the first sentence of the present Section and substituting the following in lieu thereof:

“Subject to adjustment as provided in this Section 4.1, Section 4.2 and in Section 4.3, the maximum number of Shares available for issuance pursuant to Awards under the Plan is 1,500,000, less one share for every one share that was subject to an award granted after March 25, 2021 under the 2016 Plan (the “Share Authorization”).”

2.This First Amendment shall be effective on the date on which the stockholders of the Company vote to approve the amendment. Except as hereby expressly modified, the Plan shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer on the date first written above.

BLUELINX HOLDINGS INC.

By:
Name:
Title

BLUELINX HOLDINGS INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93360-P48885

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLUELINX HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Christina M. Corley	☐	☐	☐
1b. Anuj Dhanda	☐	☐	☐
1c. Kim S. Fennebresque	☐	☐	☐
1d. Keith A. Haas	☐	☐	☐
1e. Mitchell B. Lewis	☐	☐	☐
1f. Shyam K. Reddy	☐	☐	☐
1g. J. David Smith	☐	☐	☐
1h. Carol B. Yancey	☐	☐	☐
1i. Marietta Edmunds Zakas	☐	☐	☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.	☐	☐	☐
3. Proposal to approve the non-binding, advisory resolution regarding the executive compensation described in the proxy statement.	☐	☐	☐
4. Proposal to approve an Amendment to the 2021 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93361-P48885

BLUELINX HOLDINGS INC.
Annual Meeting of Stockholders
May 14, 2026, 11:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Shyam K. Reddy and Christin C. Lumpkin, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on March 20, 2026, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held at the corporate headquarters at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 on May 14, 2026, at 11:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof.

The Board of Directors recommends voting FOR each of the nominees for director in Proposal 1, and FOR Proposals 2, 3 and 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made when the duly executed proxy is returned, this proxy will be voted FOR all the Board's nominees for director in Proposal 1, and FOR Proposals 2, 3 and 4.

The undersigned understands that this proxy confers discretionary authority with respect to the matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

Continued and to be signed on reverse side